As filed with the Securities and Exchange Commission on July 23, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.
(Exact name of registrant as specified in its charter)

Kingdom of Spain (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)
Plaza de San Nicolás, 4
48005 Bilbao
Spain
011-34-91-537-7000
(Address and telephone number of Registrant’s principal executive offices)
BBVA INTERNATIONAL PREFERRED, S.A. UNIPERSONAL
(Exact name of registrant as specified in its charter)

Kingdom of Spain (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)
Gran Vía, 1
48005 Bilbao
Spain
011-34-91-537-6696
(Address and telephone number of Registrant’s principal executive offices)
Raúl Santoro de Mattos Almeida
Banco Bilbao Vizcaya Argentaria, S.A.
New York Branch
1345 Avenue of the Americas, 45th Floor
New York, New York 10105
1-212-728-1660
(Name, address, and telephone number of agent for service)
Please send copies of all communications to:

Michael J. Willisch, Esq. Davis Polk & Wardwell Marqués de la Ensenada, 2 28004 Madrid Spain 011-34-91-702-2680	William A. Plapinger Donald J. Toumey Sullivan & Cromwell LLP 1 New Fetter Lane London EC4A 1AN England 011-44-20-7959-8900
     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price per	aggregate offering	Amount of
Title of each class of securities to be registered	registered	unit	price	registration fee
Ordinary Shares of Banco Bilbao Vizcaya Argentaria, S.A. (2)
Rights (ADR Rights)(3)
Non-cumulative Guaranteed Preferred Securities of BBVA International Preferred, S.A. Unipersonal	(1)	(1)	(1)	(1)
Guarantees of Banco Bilbao Vizcaya Argentaria, S.A. in connection with the Non-cumulative Guaranteed Preferred Securities(4)

(1)	An indeterminate aggregate initial offering price and number or amount of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares. In accordance with Rules 456(b) and 457(r), the registrants are deferring payment of all registration fees.

(2)	A separate registration statement on Form F-6 (Registration No. 333-142862) has been filed with respect to the American Depositary Shares evidenced by the American Depositary Receipts issuable upon deposit of the ordinary shares registered hereby. Each American Depositary Share represents one ordinary share.

(3)	No separate consideration will be received for the Rights or ADR Rights. Pursuant to Rule 457(g), no registration fee is payable with respect to the Rights since the Rights are being registered in the same registration statement as the securities to be offered pursuant thereto.

(4)	No separate consideration will be received for the Guarantees in connection with the Non-cumulative Guaranteed Preferred Securities.

PROSPECTUS
Banco Bilbao Vizcaya Argentaria, S.A.
American Depositary Shares, each representing one Ordinary Share
BBVA International Preferred, S.A. Unipersonal
Non-cumulative Guaranteed Preferred Securities
Irrevocably and unconditionally guaranteed, on a subordinated basis, by
Banco Bilbao Vizcaya Argentaria, S.A.
     Banco Bilbao Vizcaya Argentaria, S.A., may offer from time to time American Depositary Shares, each representing one ordinary share, commonly referred to as ADSs, in one or more offerings.
     BBVA International Preferred, S.A. Unipersonal may offer from time to time non-cumulative guaranteed preferred securities in one or more offerings. The non-cumulative guaranteed preferred securities will be fully and unconditionally guaranteed, on a subordinated basis, by Banco Bilbao Vizcaya Argentaria, S.A.
     This prospectus describes the general terms of these securities and the general manner in which we and BBVA International Preferred, S.A. Unipersonal will offer these securities. The specific terms of any securities we or BBVA International Preferred, S.A. Unipersonal offer will be included in a supplement to this prospectus. The applicable prospectus supplement will also describe the specific manner in which we or BBVA International Preferred, S.A. Unipersonal will offer the securities. We will not use this prospectus to issue any securities unless it is attached to a prospectus supplement.
     The ADSs are listed on the New York Stock Exchange under the trading symbol “BBV.” Our ordinary shares are listed on each of the Madrid, Bilbao, Barcelona and Valencia stock exchanges and quoted on the Automated Quotation System of the Spanish stock exchanges. Our ordinary shares are also listed on the Frankfurt, London, Mexican, Milan and Zurich stock exchanges. If we or BBVA International Preferred, S.A. Unipersonal decide to list any of the other securities on a national securities exchange upon issuance, the applicable prospectus supplement to this prospectus will identify the exchange and the date when we expect trading to begin.
     Investing in our and BBVA International Preferred, S.A. Unipersonal’s securities involves risks. See “Risk Factors” beginning on page 5.
     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
     The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of Spain, the United States or any other jurisdiction.
The date of this prospectus is July 23, 2007.

     You should rely only on the information contained in or incorporated by reference in this prospectus. Neither we nor BBVA International Preferred, S.A. Unipersonal has authorized anyone to provide you with different information. Neither we nor BBVA International Preferred, S.A. Unipersonal are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

i

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we and BBVA International Preferred filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we and/or BBVA International Preferred may sell any combination of the securities described in this prospectus in one or more offerings.
     This prospectus provides you with a general description of the securities we and BBVA International Preferred may offer. Each time we or BBVA International Preferred sell securities, we and/or or BBVA International Preferred, as the case may be, will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If a prospectus supplement is inconsistent with this prospectus, the terms of the prospectus supplement will control. Therefore, the statements made in this prospectus may not be the terms that apply to the securities you purchase. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Incorporation of Documents by Reference.”
     In this prospectus, the terms “we,” “us,” “our,” “Bank” and “Guarantor” refer to Banco Bilbao Vizcaya Argentaria, S.A., unless otherwise indicated or the context otherwise requires. The words “BBVA,” and “BBVA Group” refer to Banco Bilbao Vizcaya Argentaria, S.A. and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires.
     The terms “BBVA International Preferred” and “subsidiary issuer” refer to BBVA International Preferred, S.A. Unipersonal.
     All references to the “preferred securities” are to the non-cumulative guaranteed preferred securities of BBVA International Preferred.
     All references to “Spain” refer to the Kingdom of Spain.
     In this prospectus and any prospectus supplement, “$,” “US$,” “U.S. dollars” and “dollars” refer to United States dollars, and “€” and “euro” refer to euro.
WHERE YOU CAN FIND MORE INFORMATION
Ongoing Reporting
     We file annual reports on Form 20-F with, and furnish other reports and information on Form 6-K to, the SEC. You may read and copy any document we file with, or furnish to, the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 001-800-SEC-0330 for more information about the SEC’s public reference room. The SEC also maintains an Internet site at http://www.sec.gov that contains in electronic form the reports and other information that we have electronically filed with, or furnished to, the SEC. You may also read this material at the offices of the New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10005.
INCORPORATION OF DOCUMENTS BY REFERENCE
     The rules of the SEC allow us and BBVA International Preferred to “incorporate by reference” the information we file with, or furnish to, the SEC, which means:
•	incorporated documents are considered part of this prospectus;

•	we and BBVA International Preferred can disclose important information to you by referring you to those documents; and

•	information that we file with, or furnish to, the SEC in the future and incorporate by reference in this prospectus will automatically update and supersede information in this prospectus and information previously incorporated by reference in this prospectus.
     We and BBVA International Preferred incorporate by reference the following documents:
•	our annual report on Form 20-F/A for the fiscal year ended December 31, 2006, which we refer to as our 2006 Form 20-F, filed with the SEC on June 28, 2007;

•	our report on Form 6-K filed with the SEC on May 29, 2007; and

•	any filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as well as any report on Form 6-K furnished to the SEC to the extent the Form 6-K expressly states that it is being incorporated by reference, on or after the date of this prospectus and prior to the termination of the relevant offering under this prospectus.
     You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at the following address or telephone number:
Banco Bilbao Vizcaya Argentaria, S.A.
New York Branch
1345 Avenue of the Americas, 45th Floor
New York, New York 10105
Attention: Investor Relations
001-212-728-1660

FORWARD-LOOKING STATEMENTS
     Some of the statements included in this prospectus are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We also may make forward-looking statements in our other documents filed with, or furnished to, the SEC that are incorporated by reference into this prospectus. Forward-looking statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “intend,” “will,” “should,” “anticipate,” “Value-at-Risk,” or by the use of similar expressions or variations on such expressions, or by the discussion of strategy or objectives. Forward-looking statements are based on current plans, estimates and projections, and are subject to inherent risks, uncertainties and other factors that could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.
     In particular, this prospectus and certain documents incorporated by reference into this prospectus include forward-looking statements relating but not limited to management objectives, the implementation of our strategic initiatives, trends in results of operations, margins, costs, return on equity and risk management, including our potential exposure to various types of risk such as market risk, interest rate risk, currency risk and equity risk. For example, certain of the market risk disclosures are dependent on choices about key model characteristics, assumptions and estimates, and are subject to various limitations. By their nature, certain market risk disclosures are only estimates and could be materially different from what actually occurs in the future.
     We have identified some of the risks inherent in forward-looking statements in “Item 3. Key Information—Risk Factors,” “Item 4. Information on the Company,” “Item 5. Operating And Financial Review And Prospects” and “Item 11. Quantitative And Qualitative Disclosures About Market Risk” in our 2006 Form 20-F. Other factors could also adversely affect our and BBVA International Preferred’s results or the accuracy of forward-looking statements in this prospectus, and you should not consider the factors discussed here or in the Items in our 2006 Form 20-F listed above to be a complete set of all potential risks or uncertainties. Other important factors that could cause actual results to differ materially from those in forward-looking statements include, among others:
•	general political, economic and business conditions in Spain, the European Union, the United States, Latin America and other regions, countries or territories in which we operate;

•	changes in applicable laws and regulations, including taxes;

•	the monetary, interest rate and other policies of central banks in Spain, the European Union, the United States and elsewhere;

•	changes or volatility in interest rates, foreign exchange rates (including the euro to U.S. dollar exchange rate), asset prices, equity markets, commodity prices, inflation or deflation;

•	the effects of competition in the markets in which we operate, which may be influenced by regulation or deregulation;

•	changes in consumer spending and savings habits, including changes in government policies which may influence investment decisions;

•	the ability to obtain regulatory approvals of the proposed transaction to acquire Compass Bancshares, Inc., or Compass, on the proposed terms and schedule;

•	our ability to hedge certain risks economically;

•	our success in managing the risks involved in the foregoing, which depends, among other things, on our ability to anticipate events that cannot be captured by the statistical models we use; and

•	force majeure and other events beyond our control.
     The forward-looking statements made in this prospectus speak only as of the date of this prospectus. Neither we nor BBVA International Preferred intend to publicly update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus, including, without limitation, changes in our business or acquisition strategy or planned capital expenditures or to reflect the occurrence of unanticipated events, and neither we nor BBVA International Preferred assume any responsibility to do so. You should, however, consult any further disclosures of a forward-looking nature we may make in our other documents filed with, or furnished to, the SEC that are incorporated by reference into this prospectus.

RISK FACTORS
     You should carefully consider the risk factors contained in the applicable prospectus supplement and the documents incorporated by reference into this prospectus, including, but not limited to, those risk factors in Item 3.D in our 2006 Form 20-F, in deciding whether to invest in the securities being offered pursuant to this prospectus. In addition, investing in the preferred securities involves risks. Any of the risks described below or in our 2006 Form 20-F, if they actually occur, could materially and adversely affect our and/or BBVA International Preferred’s business, results of operations, prospects and financial condition and the value of your investments.
We and BBVA International Preferred, as the case may be, will withhold Spanish withholding tax from any payment in respect of the preferred securities as to which the required beneficial owner information has not been provided.
     Under Spanish Law 13/1985 and Royal Decree 2281/1998 (as amended by Royal Decree 1778/2004) we and BBVA International Preferred are required to provide certain information relating to beneficial owners to the Spanish tax authorities. This information includes the identity and country of residence of each beneficial owner that receives a payment on the preferred securities and must be obtained with respect to each date on which a distribution is to be paid by the date specified in the applicable prospectus supplement and filed by us and BBVA International Preferred with the Spanish tax authorities on an annual basis. The delivery of the information related to owner identity and country of residence must be made through the relevant direct or indirect participants in The Depository Trust Company, or DTC, in accordance with the procedures set forth under the taxation section of the applicable prospectus supplement. Each such DTC participant will be required to provide information in respect of all of the beneficial owners holding interests through such participant as of each date upon which distributions are to be paid. If DTC or the direct or indirect participants in DTC fail for any reason to provide us and BBVA International Preferred (through Acupay, or another entity providing similar services, as indicated in the applicable prospectus supplement) with the required information as described under the taxation section of the applicable prospectus supplement in respect of the beneficial owner of any of the preferred securities, we or BBVA International Preferred, as the case may be, will be required to withhold tax and will pay distributions in respect of such preferred securities net of the withholding tax applicable to such payments and any income imputed in connection with any exchange of the preferred securities (currently at the rate of 18%). If withholding occurs due to failure to provide the required tax information through Acupay (or another entity providing similar services, as indicated in the applicable prospectus supplement), affected beneficial owners would be required to either follow quick refund procedures or apply directly to the Spanish tax authorities for any refund to which they may be entitled as will be explained in the applicable prospectus supplement, and neither we nor BBVA International Preferred is responsible for any damage or loss incurred by beneficial owners in connection with such procedures. In addition neither we nor BBVA International Preferred will pay any additional amounts with respect to any such withholding.
BBVA International Preferred is dependent on the other BBVA Group companies.
     BBVA International Preferred is a finance vehicle established by the Bank for the purpose of issuing the preferred securities and on-lending the proceeds within the BBVA Group. The subsidiary issuer is therefore dependent upon other members of the BBVA Group paying interest on and repaying their loans in a timely fashion. Should any BBVA Group member fail to pay interest on or repay any loan in a timely fashion this would have a material adverse effect on the ability of the subsidiary issuer to fulfill its obligations under the preferred securities. By virtue of its dependence on other BBVA Group members, each of the risks described in the Bank’s 2006 Form 20-F that affect the Bank will also indirectly affect BBVA International Preferred.
BBVA International Preferred’s obligations under the preferred securities are subordinated, and the Guarantor’s obligations under the preferred securities guarantee are unsecured and subordinated.
     BBVA International Preferred’s obligations under the preferred securities will be unsecured and subordinated and will rank (a) junior in priority of payment to all liabilities of BBVA International Preferred (including subordinated liabilities), (b) pari passu with each other and with any parity securities (as defined in “Description of Preferred Securities”) of BBVA International Preferred and (c) senior to BBVA International Preferred’s ordinary shares. Although the preferred securities may pay a higher distribution rate than comparable securities which are not subordinated or as subordinated as the preferred securities, there is a substantial risk that an investor in the preferred securities will lose all or some of his investment should the subsidiary issuer and the Guarantor become insolvent.
     The payment of distributions, the liquidation distribution or any other amounts as specified in the applicable prospectus supplement in respect of the preferred securities has been unconditionally and irrevocably guaranteed, on a subordinated basis, by the Guarantor pursuant to the preferred securities guarantee. The Guarantor’s obligations under the preferred securities guarantee will be unsecured and subordinated and will rank (a) junior in priority of payment to all liabilities of the Guarantor (including subordinated liabilities), (b) pari passu with any parity securities issued by the Guarantor and any obligation assumed by the Guarantor under any guarantee of any parity securities of any subsidiary of the Guarantor and (c) senior to the Guarantor’s ordinary shares and any other class of share capital expressed to rank junior as to participation in profits to the Guarantor’s obligations under the preferred securities guarantee. In addition, the preferred securities guarantee is structurally subordinated to all indebtedness of subsidiaries of the Guarantor insofar as any right of the Guarantor, as a shareholder of such subsidiaries, to receive any assets of any of its subsidiaries upon the insolvency, liquidation, dissolution or winding up or other similar proceeding of any of them will, subject to applicable law, be effectively subordinated to the claims of any such subsidiary’s creditors (including trade creditors and holders of debt or guarantees issued by such subsidiary).
     After payment in full of unsubordinated claims, but before distributions to shareholders, under articles 92 and 158 of Law 22/2003, of July 9, 2003, on Insolvency as amended (“Law 22/2003”), BBVA International Preferred and the Guarantor will meet subordinated claims in the following order and pro rata within each class: (i) either late or incorrectly given notice claims; (ii) contractually subordinated credits; (iii) interests, except those having a real guarantee; (iv) penalties (fines); (v) claims of creditors which are specially related to the subsidiary issuer or the Guarantor; and (vi) detrimental claims against the subsidiary issuer or the Guarantor where a Spanish Court has determined that the relevant creditor has acted in bad faith (rescisión concursal).
There may not be a liquid trading market for the preferred securities, which could limit your ability to sell your preferred securities in the future.
     The preferred securities will constitute a new issue of securities for which there has been no public market, and the preferred securities may not be widely distributed. Accordingly, an active trading market for the preferred securities may not develop, the price of such preferred securities may fluctuate and liquidity may be limited. If a market for any of the preferred securities does not develop, purchasers may be unable to resell such preferred securities for an extended period of time, if at all.

THE BBVA GROUP
     BBVA is a highly diversified international financial group, with strengths in the traditional banking businesses of retail banking, asset management, private banking and wholesale banking. For the year ended December 31, 2006, BBVA had income attributed to the group of €4.7 billion, and as of December 31, 2006, BBVA had total assets of €411.9 billion and total equity of €22.3 billion.
     BBVA’s predecessor bank, Banco Bilbao Vizcaya, referred to as “BBV,” was incorporated in Spain on October 1, 1988. BBVA was formed as the result of a merger by absorption of Argentaria, Caja Postal y Banco Hipotecario, S.A. into BBV that was approved by the shareholders of each institution on December 18, 1999 and registered on January 28, 2000.
     BBVA, which operates in over 30 countries, is based in Spain and has substantial banking interests in Latin America and North America. As of December 31, 2006, the BBVA Group was composed of 304 entities located in Spain and outside of Spain that were fully consolidated.
     BBVA implemented a new organizational structure during 2006, in which the business was divided into the following five business areas as of December 31, 2006:
•	Retail Banking in Spain and Portugal, which focuses on providing banking services and consumer finance to private individuals and small businesses and includes the following business units: Financial Services; Asset Management and Private Banking; BBVA Portugal; and Insurance Business in Europe;

•	Wholesale Businesses, which focuses on small- and medium-sized entities, large corporations, governmental, non-governmental organizations and institutional investor clients and includes the following business units: Corporate and Business Banking; Global Businesses; and Business and Real Estate Projects;

•	Mexico and the United States, which includes the banking, insurance and pension businesses in Mexico and the United States (including Puerto Rico);

•	South America, which includes the banking, insurance and pension businesses in South America; and

•	Corporate Activities, which manages BBVA’s overall financing needs, structural positions for interest and exchange rates and liquidity and shareholders’ funds, as well as BBVA’s portfolio of holdings in industrial and financial companies.
     On February 16, 2007, BBVA entered into a transaction agreement with Compass, pursuant to which BBVA intends to acquire Compass. Compass is a $34.2 billion U.S. financial holding company which operates 415 full-service banking offices including 164 in Texas, 89 in Alabama, 75 in Arizona, 44 in Florida, 33 in Colorado and 10 in New Mexico. Compass is among the top 30 U.S. bank holding companies by asset size and ranks among the top earners of its size based on return on equity. Shares of Compass’ common stock are traded through the NASDAQ Global Select Market exchange under the symbol “CBSS.”
     Additional information about BBVA and its subsidiaries is included in BBVA’s 2006 Form 20-F, which is incorporated by reference in this document.
     BBVA’s principal executive offices are located at Paseo de la Castellana, 81, 28046 Madrid, Spain, and its telephone number at that location is 011-34-91-537-7000.
THE SUBSIDIARY ISSUER
     BBVA International Preferred was incorporated by a public deed executed on June 30, 2005, and registered in the Mercantile Registry of Vizcaya on July 8, 2005 as a company with unlimited duration and with limited liability under the laws of Spain (sociedad anónima). The principal office of BBVA International Preferred is located at Gran Vía, 1, 48005 Bilbao, Spain, and its telephone number is 011-34-91-537-6696.

     As of the date of this prospectus, BBVA International Preferred has issued and outstanding Series A €550,000,000 Step-Up Fixed/Floating Rate Non-cumulative Perpetual Guaranteed Preferred Securities with a liquidation preference of €50,000 per preferred security; Series B €500,000,000 Step-Up Fixed/Floating Rate Non-cumulative Perpetual Guaranteed Preferred Securities with a liquidation preference of €50,000 per preferred security; Series C $600,000,000 Fixed/Floating Rate Non-cumulative Guaranteed Preferred Securities with a liquidation preference of $1,000 per preferred security; and Series D £400,000,000 Fixed/Floating Rate Non-cumulative Perpetual Guaranteed Preferred Securities with a liquidation preference of £50,000 per preferred security.
     All of the ordinary shares of BBVA International Preferred are owned, directly or indirectly, by us. BBVA International Preferred exists for the purpose of issuing preferred securities, the proceeds of which, in accordance with Spanish law, will be deposited with us.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE DIVIDENDS
     The following table sets forth BBVA’s consolidated ratio of earnings to fixed charges, using financial information compiled in accordance with (1) International Financial Reporting Standards adopted by the European Union (EU-IFRS) required to be applied under the Bank of Spain’s Circular 4/2004, for the year ended December 31, 2006, 2005 and 2004, and (2) accounting principles generally accepted in Spain, or Spanish GAAP, for the years ended December 31, 2003 and 2002:

	Three
	months
	ended
	March 31,	Year ended December 31,
	2007	2006	2005	2004	2003	2002
EU-IFRS(1)
Ratio of earnings to combined fixed charges and preference dividends
Including interest on deposits	1.81	1.64	1.64	1.64	—	—
Excluding interest on deposits	2.60	2.27	2.27	2.30	—	—

Spanish GAAP(2)
Ratio of earnings to combined fixed charges and preference dividends
Including interest on deposits	—	—	—	—	1.58	1.33
Excluding interest on deposits	—	—	—	—	2.26	1.81

(1)	EU-IFRS required to be applied under the Bank of Spain’s Circular 4/2004.

(2)	For quantitative information regarding the adjustments required to reconcile BBVA’s Spanish GAAP financial information to EU-IFRS required to be applied under the Bank of Spain’s Circular 4/2004, see Appendix VI to BBVA’s consolidated financial statements prepared under IFRS, which are included in the 2006 Form 20-F.

USE OF PROCEEDS
     We will use the net proceeds from sales of the ordinary shares and the American Depositary Shares offered under this prospectus for general corporate purposes.
     The proceeds of the issue of the preferred securities under this prospectus, after paying any issue expenses, will be, in accordance with Spanish law, deposited on a permanent basis with us and will be used for the BBVA Group’s general corporate purposes. The funds raised from the issue of the preferred securities and so deposited will be available to absorb any losses of the Bank if and when they occur once there is a reduction in the shareholders’ equity to zero and its reserves have been exhausted.

CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS OF THE BBVA GROUP
     The following table sets forth the capitalization and indebtedness of the BBVA Group on an unaudited consolidated basis in accordance with EU-IFRS required to be applied under the Bank of Spain’s Circular 4/2004 as of May 31, 2007.

As of May
31, 2007
Actual
(in millions
of euros)
(unaudited)
Outstanding indebtedness(1)
Short-term indebtedness	6,558
Long-term indebtedness(2),(3)	92,476
Of which: Preferred securities(4)	4,513
Total Indebtedness	99,034

Stockholders’ equity
Ordinary shares, nominal value €0.49 each	1,740
Ordinary shares held by consolidated companies	(634)
Reserves	15,684
Dividends	—
Valuation adjustments	3,040
Net income attributed to the BBVA Group(5)	2,714
Total shareholders’ equity	22,544

Preferred shares	—
Minority interest	775
Total capitalization and indebtedness	122,353

(1)	No third party has guaranteed any of the debt of the BBVA Group.

(2)	47% of the BBVA Group’s long-term indebtedness was secured as of May 31, 2007.

(3)	Includes all outstanding bonds, debentures and subordinated debt (including preferred securities) as of May 31, 2007.

(4)	Under EU-IFRS required to be applied under the Bank of Spain’s Circular 4/2004, preferred securities, such as the preferred securities described in this prospectus, are accounted for as subordinated debt. Nonetheless, for Bank of Spain regulatory capital purposes, such preferred securities are treated as Tier 1 capital instruments.

(5)	For the period from January 1, 2007 to May 31, 2007.

DESCRIPTION OF BBVA ORDINARY SHARES
     The following summary describes all material considerations concerning the capital stock of BBVA and briefly describes all material provisions of BBVA’s bylaws (estatutos) and Spanish law. Copies of BBVA’s bylaws are incorporated by reference and will be furnished to investors upon request.
General
     As of June 29, 2007, BBVA’s paid in share capital was €1,740,464,869.29, represented by a single class of 3,551,969,121 BBVA ordinary shares with a nominal value of €0.49 each.
     On June 21, 2007, BBVA’s shareholders approved the increase of BBVA’s capital by a nominal sum of €96,040,000 in an issue of 196,000,000 new ordinary shares, excluding pre-emptive subscription rights, in order to fund in part the acquisition of 100% of the shares representing the capital of Compass. The acquisition of Compass is pending completion and the capital increase is pending execution. If such acquisition is consummated, as a consequence of this capital increase, the share capital of BBVA will be €1,836,504,869.29, represented by a single class of 3,747,969,121 BBVA ordinary shares with a nominal value of €0.49 each.
     Non-residents of Spain may hold and vote shares subject to the restrictions set forth below.
Attendance and Voting at Shareholders’ Meetings
     Each BBVA ordinary share entitles the shareholder to one vote. Any BBVA ordinary share may be voted by written proxy. Proxies may be given only to another shareholder. Proxies are valid only for a general shareholders’ meeting. A single shareholder may not be represented at a general shareholders’ meeting by more than one shareholder.
Shareholders’ meetings
     Pursuant to the BBVA’s bylaws and to the Spanish Corporation Law, general meetings of shareholders of BBVA may be ordinary or extraordinary.
     Ordinary general shareholders’ meetings must take place within the first six months of each fiscal year, at which shareholders are requested to approve the annual accounts of the previous fiscal year, the BBVA board of directors’ management of BBVA for the previous fiscal year and the application of BBVA’s net income or loss. Other matters may also be voted on by shareholders during the ordinary general shareholders’ meetings if such items are included on the agenda. Any other meetings of shareholders are considered to be extraordinary general shareholders’ meetings. Extraordinary general shareholders’ meetings may be called from time to time by the BBVA board of directors at its discretion. The BBVA board of directors must call extraordinary general shareholders’ meetings if so requested by shareholders representing at least five percent of BBVA’s share capital.
     At ordinary general shareholders’ meetings, shareholders are requested to approve the BBVA board of directors’ management of BBVA for the previous fiscal year, the annual accounts of the previous fiscal year and the application of the company’s net income or loss. All other matters may be addressed at extraordinary general shareholders’ meetings called for such purpose. Such other matters can also be voted in ordinary general shareholders’ meetings if such items are included on the agenda.
     A universal shareholders’ meeting, at which 100% of the share capital is present or duly represented, is considered valid even if no notice of such meeting was given, and, with unanimous agreement, shareholders may consider any matter at such a meeting.
Convening notice
     Notices of all BBVA general shareholders’ meetings must be published in the Official Gazette of the Commercial Registry (Boletín Oficial del Registro Mercantil) and in a widely circulated newspaper in Vizcaya, the Spanish province where the registered office of BBVA is located, at least one month prior to the date of the meeting.

The notice must indicate the date of the meeting on the first call and all the matters to be considered at the meeting, along with other information required by the Spanish Corporation Law. The notice may also include the date on which the meeting should be held on the second call. At least twenty-four hours should be allowed to elapse between the first call and the second call.
Place of Meeting
     General meetings must be held in Bilbao, Spain, where BBVA has its registered office, on the date indicated in the convening notice.
Right of attendance
     The owners of five hundred or more BBVA ordinary shares which are duly registered in the book-entry record for BBVA ordinary shares at least five days prior to the general shareholders’ meeting are entitled to attend. The holders of fewer than five hundred BBVA ordinary shares may aggregate their shares by proxy to represent at least five hundred BBVA ordinary shares and appoint a member of the group as their representative at the meeting.
Quorums
     Under BBVA’s bylaws and the Spanish Corporation Law, general shareholders’ meeting will be duly constituted on the first call if BBVA shareholders holding at least 25% of the share capital are present or represented by proxy. On the second call of a general shareholders’ meeting, there is no quorum requirement.
     Notwithstanding the above, certain special events require a quorum of shareholders, present or represented by proxy, holding at least 50% of the share capital on first call of the general shareholders’ meeting and no less than 25% of the share capital on the second call of the general shareholders’ meeting. Those special events are: (i) issuance of bonds; (ii) increase or decrease in capital; (iii) mergers or partial spin-offs; and (iv) in general, any modification of the bylaws. If at the second call of the general shareholders’ meeting the shareholders present or represented by proxy constitute less than 50% of the share capital, resolutions regarding such matters will be adopted with the approval of two-thirds of the share capital present or represented by proxy at such meeting.
     BBVA’s bylaws also require the presence, in person or represented by proxy, of two-thirds of the share capital on first call or 60% of the share capital on the second call, at general shareholders’ meetings in order to adopt resolutions that concern: (i) amendment of the corporate purpose; (ii) transformation of BBVA’s legal status; (iii) a full spin-off; (iv) dissolution of BBVA; and (v) amendment of the second paragraph of article 25 of BBVA’s bylaws, which establish this stricter quorum requirement.
Adoption of resolutions
     Subject to the higher vote requirements described in the previous paragraphs, adoption of resolutions requires a majority vote at the general shareholders’ meeting.
     Validly adopted resolutions are binding on all the shareholders, including those who were absent, dissented or abstained from voting.
     Any resolution adopted at the general shareholders’ meeting that is contrary to Spanish law can be contested by any shareholder. Resolutions adopted at the general shareholders’ meeting that are contrary to BBVA’s bylaws, or that are harmful to BBVA’s interests and to the benefit of one or more shareholders or third parties, can be contested by the shareholders who attend the meeting and record their opposition to the resolution in the minutes of the meeting, by shareholders who were absent or by shareholders unlawfully prevented from voting at the meeting.
     Under the Spanish Corporation Law, in the event of a vacancy on the BBVA board of directors, a shareholder or group of shareholders that owns an aggregate number of BBVA ordinary shares equal to or greater than the result of dividing the total capital stock by the number of directors on the BBVA board of directors, has the right to appoint a corresponding proportion of the directors (rounded downward to the nearest whole number) to the board of directors. Shareholders who exercise this right may not vote on the appointment of other directors to the BBVA board of directors.
Preemptive Rights
     Pursuant to the Spanish Corporation Law, shareholders and holders of convertible bonds have preemptive rights to subscribe for any new BBVA shares (except where the new BBVA ordinary shares are issued pursuant to the conversion of convertible bonds, the absorption of another company, or the acquisition of part of the net assets of another company by means of a spin-off) and for bonds issued which are convertible into BBVA shares. These preemptive rights may be abolished in certain circumstances by shareholder vote in accordance with Article 159 of the Spanish Corporation Law.
Form and Transfer
     BBVA ordinary shares are in book-entry form and are indivisible. Joint holders must nominate one person to exercise their rights as shareholders, though joint holders are jointly and severally liable for all obligations arising from their status as shareholders. IBERCLEAR, which manages the clearance and settlement system of the Spanish Stock Exchanges, maintains the central registry of BBVA ordinary shares reflecting the number of BBVA ordinary shares held by each of its participant entities (entidades participantes) as well as the number of such shares held by beneficial owners. Each participant entity in turn maintains a register of the owners of such shares.
     Transfers of BBVA ordinary shares quoted on the Spanish Stock Exchanges must be made by book-entry registry or delivery of evidence of title to the buyer, through or with the participation of a member of the Spanish Stock Exchanges that is an authorized broker or dealer. Transfers of BBVA ordinary shares may also be subject to certain fees and expenses.
Reporting Requirements
     As BBVA ordinary shares are listed on the Spanish Stock Exchanges, the acquisition or disposition of BBVA ordinary shares must be reported within seven business days of the acquisition or disposition to BBVA, the CNMV, the relevant Spanish Stock Exchanges and, where the person or group effecting the transaction is a non-Spanish resident, the Spanish Registry of Foreign Investment, where:
•	in the case of an acquisition, the acquisition results in that person or group holding 5% (or successive multiples thereof) of BBVA share capital; or

•	in the case of a disposal, the disposition reduces shares held by a person or group below a threshold of 5% (or successive multiples thereof) of BBVA share capital.
     Each member of the BBVA board of directors must report to BBVA, the CNMV and the relevant Spanish Stock Exchanges, shares and stock options held at the time they joined the board of directors. Furthermore, each member of the BBVA board of directors must similarly report any acquisition or disposition, regardless of size, of BBVA shares or stock options.
     Additional disclosure obligations apply to voting agreements and to purchasers in jurisdictions designated as tax havens or lacking adequate supervision.
Change of Control Provisions
     Certain antitrust regulations may also delay, defer or prevent a change of control of BBVA or any of its subsidiaries in the event of a merger, acquisition or corporate restructuring. In Spain, the application of both Spanish and European antitrust regulations require that prior notice of domestic or crossborder merger transactions be given in order to obtain a “non-opposition” ruling from antitrust authorities.
     Spanish regulation of takeover bids may also delay, defer or prevent a change of control of BBVA or any of its subsidiaries in the event of a merger, acquisition or corporate restructuring. Spanish regulation of takeover bids contained in Royal Decree 1197/1991 was amended by Royal Decree 432/2003 dated April 11, 2003. Spanish regulation of takeover bids has been further amended by Law 6/2007 dated April 12, 2007, but such amendment will only be in force as of August 13, 2007.
     Legislation is currently pending in Spanish Parliament to adopt Directive 2004/25/EC of the European Parliament and of the Council dated April 21, 2004 into Spanish law. Such legislation will materially amend the current tender offer rules in Spain. Under the currently proposed legislation, anyone who directly or indirectly acquires 30% or more of the voting capital of a listed company, or a smaller stake but appoints more than half of the directors, will be required to make a tender offer for all the shares of the company at a fair price. The price will be considered fair if it is at least equal to the highest price that would have been paid by the party obliged to make the offer or by persons acting in concert during a certain period of time before the offer. The wording of the legislation may change during its passage through Spanish Parliament, and the enacted legislation may be different than the description of the proposed legislation described above.
     As further described below in “— Restrictions on Acquisitions of BBVA Ordinary Shares,” since BBVA is a credit entity, it is necessary to obtain approval from the Bank of Spain in order to acquire a number of shares considered to be a significant participation by Law 26/1988, of July 29, 1998. Also, any agreement that contemplates BBVA’s merger with another credit entity will require the authorization of the Spanish Ministry of Economy. This could also delay, defer or prevent a change of control of BBVA or any of its subsidiaries that are credit entities in the event of a merger.
Exchange Controls
     In 1991, Spain adopted the European Union standards for free movement of capital and services. As a result, exchange controls and restrictions on foreign investments have generally been abolished and foreign investors may transfer invested capital, capital gains and dividends out of Spain without limitation as to amount, subject to applicable taxes.
     Pursuant to Spanish Law 18/1992 on Foreign Investments (Ley 18/1992, de 1 de julio) and Royal Decree 664/1999 (Real Decreto 664/1999, de 23 de abril), foreign investors may freely invest in shares of Spanish companies, except in the case of certain strategic industries.
     Shares in Spanish companies held by foreign investors must be reported to the Spanish Registry of Foreign Investments by the depositary bank or relevant IBERCLEAR member. When a foreign investor acquires shares that are subject to the reporting requirements of the CNMV, notice must be given by the foreign investor directly to the Registry of Foreign Investments in addition to the notices of significant interests that must be sent to the CNMV and the applicable stock exchanges. This notice must be given through a bank or other financial institution duly registered with the Bank of Spain and the CNMV or through bank accounts opened with any branch of such registered entities.
     Investment by foreigners domiciled in enumerated tax haven jurisdictions is subject to special reporting requirements under Royal Decree 1080/1991 (Real Decreto 1080/1991, de 5 de julio).
     On July 5, 2003, Law 19/2003 (Ley sobre el regimen juridico de los movimientos de capitales y de las transacciones economicas con el exterior y sobre determinadas medidas de prevencion del blanqueo de capitales), came into effect. This law is an update to other Spanish exchange control and money laundering prevention laws.
Restrictions on Acquisitions of BBVA Ordinary Shares
     BBVA’s bylaws do not provide any restrictions on the ownership of BBVA ordinary shares. Because BBVA is a Spanish bank, however, the acquisition or disposition of a significant participation of BBVA shares is subject to certain restrictions. Such restrictions may impede a potential acquirer’s ability to acquire BBVA shares and gain control of BBVA.
     Spanish law provides that any individual or corporation that intends to acquire, directly or indirectly, a significant participation (participación significativa) in a Spanish bank must obtain the prior approval of the Bank of

Spain, and the potential acquirer must notify the Bank of Spain of its intention, including the amount of the participation to be acquired, the terms and conditions of the acquisition and the period in which it intends to execute the transaction. A significant participation is considered to be five percent of the outstanding share capital of a bank or a lower percentage if such holding allows for the exercise of a significant influence.
     Any individual or company that intends to increase, directly or indirectly, its share capital or voting rights to thresholds at or above 10%, 15%, 20%, 25%, 33%, 40%, 50%, 66% or 75% (after the acquisition) is required to give prior notice to the Bank of Spain of such transaction.
     Any acquisition made without such prior notification or, before three months have elapsed after the date of such notification, or against the objection of the Bank of Spain, will result in appropriate sanctions and:
•	the acquired shares having no voting rights; and

•	if considered appropriate, the Bank of Spain may take control of the target bank or replace its directors.
     The Bank of Spain has three months to object to a proposed transaction. The Bank of Spain may base an objection on the view that it does not consider the potential acquirer suitable to guarantee the sound and prudent operation of the target bank.
     Any individual or institution that intends to sell its significant participation or reduce the above-mentioned percentages, or which, because of such sale, loses control of the entity, must give prior notice to the Bank of Spain, indicating the amount to be sold and the period in which the transaction is to be executed. Non-compliance with this requirement will result in sanctions.
     Spain’s Ministry of Economy and the Treasury, following a proposal by the Bank of Spain, may, whenever the control by a person with a significant participation may jeopardize the sound and prudent management of a credit institution, adopt any of the following measures as deemed appropriate:
•	suspend the voting rights corresponding to such shares for up to three years;

•	take control of the bank or replace the directors; or

•	revoke the bank’s license.
Payment of Taxes
     Holders of BBVA ordinary shares will be responsible for any taxes or other governmental charges payable on their BBVA ordinary shares, including any taxes payable on transfer. The paying agent may, and upon instruction from BBVA, will:
•	refuse to effect any registration of transfer of such ordinary shares or any split-up or combination thereof until such payment is made; or

•	withhold or deduct from any distributions on such ordinary shares or sell for the account of the holder thereof any part or all of such ordinary shares (after attempting by reasonable means to notify such holder prior to such sale), and apply, after deduction for its reasonable expenses incurred in connection therewith, the net proceeds of any such sale in payment of such tax or other governmental charge, the holder of such ordinary shares remaining liable for any deficiency.

DESCRIPTION OF BBVA AMERICAN DEPOSITARY SHARES
     The Bank of New York delivers BBVA ADSs and executes and delivers the BBVA ADRs. Each BBVA ADS represents an ownership interest in one BBVA ordinary share. The BBVA ordinary shares will be deposited with BBVA, The Bank of New York’s custodian in Spain. Each BBVA ADS will also represent securities, cash or other property deposited with The Bank of New York but not distributed to BBVA ADS holders. The Bank of New York’s Corporate Trust Office is located at 101 Barclay Street, New York, NY 10286 and its principal executive office is located at One Wall Street, New York, NY 10286.
     You may hold BBVA ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as a BBVA ADR, which is a certificate evidencing a specific number of BBVA ADSs, registered in your name, or (ii) by having BBVA ADSs registered in your name in the Direct Registration System, or (B) indirectly by holding a security entitlement in BBVA ADSs through your broker or other financial institution. If you hold BBVA ADSs directly, you are an ADS registered holder. This description assumes you are an ADS registered holder. If you hold the BBVA ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of BBVA ADS registered holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
     The Direct Registration System, or DRS, is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership will be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.
     BBVA ADS holders are not BBVA shareholders and do not have shareholder rights. Because The Bank of New York will actually hold the BBVA ordinary shares, you must rely on it to exercise the rights of a shareholder. The obligations of The Bank of New York are set out in a deposit agreement among BBVA, The Bank of New York, as depositary, and BBVA ADS holders, as amended as of the date of this document, referred to as the deposit agreement. The deposit agreement and the BBVA ADSs are generally governed by New York law.
     The following is a summary of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire agreement and the BBVA ADR. Copies of the deposit agreement and the form of BBVA ADR are available for inspection at the Corporate Trust Office of The Bank of New York at the address set forth above.
Deposit and Withdrawal of Deposited Securities
     The depositary has agreed that upon the execution in favor of the depositary or its nominee and delivery to the custodian or depositary (if to the depositary, then at the expense and risk of the depositor) of either (i) a certificate of title which has been executed by a Spanish stockbroker and, if required, certificates representing such shares to the custodian together with any documents and payments required under the deposit agreement or (ii) any other evidence of ownership of shares as recognized under the laws of Spain from time to time, and acceptable to the custodian, the depositary will have for delivery at the depositary’s corporate trust office to or upon the order of the person specified by the depositor at the address set forth above, upon payment of the fees, charges and taxes provided in the deposit agreement, registered in the name of such person or persons as specified by the depositor, the number of BBVA ADSs issuable in respect of such deposit.
     Upon surrender of BBVA ADSs at the depositary’s corporate trust office, together with written instructions from the person or persons in whose name the BBVA ADSs are registered, and upon payment of such charges as are provided in the deposit agreement and subject to its terms, the depositary will request the execution of evidence of ownership in favor of such persons designated in the written instrument and the delivery of such evidence of ownership (by book-entry transfer or physical delivery) of the deposited shares represented by the surrendered BBVA ADSs and any other property that the surrendered BBVA ADRs represent the right to receive. Such delivery is to take place at the office of the custodian or at the depositary’s office as the person designated in the written instructions may request.

     If a person presents for deposit shares with different distribution rights than other deposited shares, the depositary must identify them separately until such time as the distribution rights are the same.
Pre-Release of BBVA ADSs
     In certain circumstances, subject to the provisions of the deposit agreement, and with BBVA’s written consent, The Bank of New York may execute and deliver BBVA ADSs before the deposit of the underlying shares. This is called a pre-release of the BBVA ADS. The Bank of New York may receive BBVA ADSs instead of shares to close out a pre-release.
     Each pre-release will be:
•	fully collateralized with cash, U.S. government securities or other collateral that The Bank of New York determines in good faith will provide substantially similar liquidity and security;

•	preceded or accompanied by written representation and agreement from the person to whom BBVA ADSs are to be delivered that the person, or its customer:
•	owns the shares or BBVA ADSs to be remitted, as the case may be;

•	assigns all beneficial rights, title and interest in such shares or BBVA ADSs, as the case may be, to the depositary in its capacity as such, and for the benefit of the holders; and

•	will not take any action with respect to such shares or BBVA ADSs, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the depositary, disposing of such shares or BBVA ADSs, as the case may be), other than in satisfaction of such pre-release.
•	terminable by the depositary on not more than five business days’ notice; and

•	subject to such further indemnities and credit regulations that The Bank of New York considers appropriate.
     The Bank of New York must be able to close out the pre-release on not more than five business days’ notice. In addition, The Bank of New York will limit the number of BBVA ADSs that may be outstanding at any time as a result of pre-release, although The Bank of New York may disregard the limit from time to time, if it thinks it is appropriate to do so. The Bank of New York may also, as it deems appropriate, set U.S. dollar limits with respect to a given pre-release on a case by case basis.
     The pre-release will be subject to such indemnities and credit regulations as The Bank of New York considers appropriate.
Dividends, Other Distributions and Rights
     The depositary has agreed to pay to holders of BBVA ADSs the cash dividends or other distributions it or the custodian receives on shares or other deposited securities after deducting its fees and expenses. Holders of BBVA ADSs will receive these distributions in proportion to the number of shares their BBVA ADSs represent.
     Cash. The Bank of New York will convert all cash dividends and other cash distributions in a foreign currency that it receives in respect of the deposited securities into U.S. dollars if in its judgment it can do so on a reasonable basis and can transfer the U.S. dollars to the United States.
     Before making a distribution, any withholding taxes that must be paid will be deducted. The Bank of New York will distribute only whole U.S. dollars and cents. If the exchange rates fluctuate during a time when The Bank of New York cannot convert euros, holders of BBVA ADSs may lose some or all of the value of the distribution.

     BBVA Shares. If a distribution by BBVA consists of a dividend in, or free distribution of, BBVA ordinary shares, The Bank of New York may, or if BBVA requests, will, subject to the deposit agreement, distribute to the holders of outstanding BBVA ADSs, in proportion to their holdings, additional BBVA ADSs representing the number of BBVA ordinary shares received as such dividend or free distribution if BBVA furnishes it with evidence that it is legal to do so. The Bank of New York will only distribute whole BBVA ADSs. It will sell BBVA ordinary shares which would require it to use fractional BBVA ADSs and distribute the net proceeds in the same way as it does with cash. If additional BBVA ADSs are not so distributed, each BBVA ADS will represent the additional BBVA ordinary shares distributed in respect of the BBVA ordinary shares represented by such BBVA ADS prior to such dividend or free distribution.
     Rights. If BBVA offers or causes to be offered to the holders of shares any rights to subscribe for additional shares or any rights of any other nature, The Bank of New York will either:
•	make such rights available to holders of BBVA ADSs by means of warrants or otherwise, if The Bank of New York determines that it is lawful and feasible to do so; or

•	if making such rights available is determined by The Bank of New York not to be lawful and feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, sell such rights or warrants or other instruments:
•	on a stock exchange on which such rights are listed;

•	on an over-the-counter market on which such rights are traded; or

•	with the written approval of BBVA, at a private sale,
at such place or places and upon such terms as The Bank of New York may deem proper, and allocate the proceeds of such sales for the account of the holders of the BBVA ADSs entitled to those proceeds, upon an averaged or other practicable basis without regard to any distinctions among such holders of BBVA ADSs due to exchange restrictions, or the date of delivery of any ADSs or otherwise.
     The net proceeds allocated to the holders of BBVA ADSs so entitled will be distributed to the extent practicable in the case of a distribution in cash. The Bank of New York will not offer such rights to holders of BBVA ADSs having an address in the United States unless BBVA furnishes to The Bank of New York (i) evidence that a registration statement under the Securities Act of 1933 is in effect or (ii) an opinion from U.S. counsel for BBVA, in a form satisfactory to The Bank of New York, to the effect that such distribution does not require registration under the provisions of the Securities Act.
     BBVA ordinary shares issuable upon exercise of preemptive rights must be registered under the Securities Act of 1933 in order to be offered to holders of BBVA ADSs. If BBVA decided not to register those BBVA ordinary shares, the preemptive rights would not be distributed to holders of BBVA ADSs. Pursuant to the deposit agreement under which the BBVA ADSs are issued, however, the depositary will use its best efforts to sell such rights that it receives and will distribute the proceeds of the sale to holders of BBVA ADSs.
     Other Distributions. The Bank of New York will remit to holders of BBVA ADSs any other item of value BBVA distributes on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, The Bank of New York may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution. The Bank of New York may sell, publicly or privately, what BBVA distributed and distribute the net proceeds in the same way as it does with cash.
     The Bank of New York is not responsible if it decides that it is unlawful or impractical to make a distribution available to any BBVA ADS holders. BBVA has no obligations to register BBVA ADSs, BBVA ordinary shares, rights or other securities under the Securities Act. BBVA also has no obligation to take any other action to permit the distribution of BBVA ADSs, BBVA ordinary shares, rights or anything else to BBVA ADS holders. This means that holders of BBVA ADSs may not receive the distribution BBVA makes on its shares or any value for them if it is illegal or impractical for BBVA to make them available to them.

Payment of Taxes
     Holders of BBVA ADSs will be responsible for any taxes or other governmental charges payable on their BBVA ADSs or on the deposited securities underlying their BBVA ADSs, including any taxes payable on transfer. The Bank of New York may, and upon instruction from BBVA, will:
•	refuse to effect any registration of transfer of such receipt or any split-up or combination thereof or any withdrawal of such deposited securities until such payment is made; or

•	withhold or deduct from any distributions on such deposited securities or sell for the account of the holder thereof any part or all of such deposited securities (after attempting by reasonable means to notify such holder prior to such sale), and apply, after deduction for its expenses incurred in connection therewith, the net proceeds of any such sale in payment of such tax or other governmental charge, the holder of such receipt remaining liable for any deficiency.
Record Dates
     The Bank of New York will fix a record date which will be the same as, or as close as practicable, to the record date for the deposited shares, to establish which holders of BBVA ADSs are entitled to:
•	receive a dividend, distributions or rights;

•	net proceeds of any sale;

•	give instructions for the exercise of voting rights at any such meeting; and

•	receive notice or solicitation to act in respect of any matter.
Voting of the Underlying Deposited Securities
     BBVA has agreed in the depositary agreement that (i) the depositary or its nominee, whichever is the registered holder of the BBVA ordinary shares represented by the BBVA ADSs, will have the same rights as any other registered holder of BBVA ordinary shares and (ii) consistent with BBVA’s bylaws, BBVA will observe the right of the depositary, its nominee or registered holder of the BBVA ordinary shares to attend any ordinary or extraordinary general shareholders’ meeting and to vote or cause to be voted by proxy the BBVA ordinary shares with respect to the BBVA ADSs and that BBVA will not exercise any right it may have under its bylaws to reject or in any way impair such rights.
     Once The Bank of New York receives notice in English of any matter affecting holders of BBVA ordinary shares, it will mail, as soon as practicable, such notice to the holders of BBVA ADSs. The notice will (i) contain the information in the notice of meeting, (ii) explain how holders as of a certain date may instruct The Bank of New York to vote the shares underlying their BBVA ADSs and (iii) contain a statement as to the manner in which instructions may be given.
     The record holders of BBVA ADSs can instruct The Bank of New York to vote the shares underlying their BBVA ADSs. The Bank of New York will try, insofar as practicable, to cause the BBVA ordinary shares so represented to be voted in accordance with any nondiscretionary written instructions of BBVA ADS record holders received.
     In the event the BBVA ADS record holders do not provide written instructions by a specified date, The Bank of New York will deem the BBVA ADR holder to have instructed it to give discretionary proxy to a person designated by the BBVA board of directors. However, this proxy must not be given to such a person if the board informs The Bank of New York, in writing, that the board either does not wish the proxy to be given, that substantial opposition exists or that the matter at hand materially affects the rights of BBVA shareholders.

Facilities and Register
     The Bank of New York will maintain at its transfer office:
•	facilities for the delivery and surrender of BBVA ordinary shares;

•	facilities for the withdrawal of BBVA ordinary shares;

•	facilities for the execution and delivery, registration, registration of transfer, combination and split-up of BBVA ADSs and the withdrawal of deposited securities; and

•	a register for the registration and transfer of BBVA ADSs.
Reports and Notices
     The Bank of New York will, at BBVA’s expense:
•	arrange for the custodian to provide The Bank of New York copies in English of any reports and other communications that are generally made available by BBVA to holders of BBVA ordinary shares; and

•	arrange for the mailing of such copies to all holders of BBVA ADSs.
     BBVA has delivered to The Bank of New York and the custodian a copy of the provisions of or governing the BBVA ordinary shares BBVA issued. Promptly after any amendment, BBVA will deliver to The Bank of New York and the custodian a copy in English of such amended provisions. The Bank of New York may rely upon such copy for all the purposes of the deposit agreement.
     The Bank of New York will, at BBVA’s expense, make available for inspection by BBVA ADS holders at the Corporate Trust Office, the office of the custodian and at any other designated transfer office any reports and communications received from BBVA that are made generally available to holders of BBVA ordinary shares.
Amendment and Termination of the Deposit Agreement
     The BBVA ADSs and the deposit agreement may at any time be amended by agreement between BBVA and The Bank of New York.
     Any amendment that would impose or increase any charges (other than transmission and delivery charges incurred at the request of depositors of BBVA ordinary shares or holders of BBVA ADSs, transfer, brokerage, registration fees and charges in connection with conversion of currencies, and taxes and other governmental charges) or that will otherwise prejudice any substantial existing right of BBVA ADS holders will not become effective as to outstanding BBVA ADRs until three months have expired after notice of such amendment has been given to the holders of the BBVA ADRs.
     In no event will any amendment impair the right of any BBVA ADS holder to surrender such BBVA ADSs and receive in return the BBVA ordinary shares and other property which those surrendered BBVA ADSs represent, except in order to comply with mandatory provisions of applicable law.
     At BBVA’s direction, The Bank of New York will terminate the deposit agreement by giving notice of such termination to the record holders of BBVA ADSs at least 30 days prior to the date fixed in that notice for the termination. The Bank of New York may terminate the deposit agreement at any time commencing 90 days after delivery of a written resignation, provided that no successor depositary has been appointed and no successor depositary has accepted its appointment before the end of those 90 days.
     After the date that has been fixed for termination, The Bank of New York and its agents will perform no further acts under the deposit agreement, other than:
•	advise record holders of BBVA ADSs of such termination;

•	receive and hold distributions on BBVA ordinary shares; and

•	deliver BBVA ordinary shares and distributions in exchange for BBVA ADSs surrendered to The Bank of New York.
     As soon as practicable after the expiration of six months from the date that has been fixed for termination, The Bank of New York will sell BBVA ordinary shares and other deposited securities and may hold the net proceeds of any such sale together with any other cash then held by it under the provisions of the deposit agreement, without liability for interest, for the pro rata benefit of the holders of BBVA ADRs that have not yet surrendered their BBVA ADRs.
Fees and Expenses

BBVA ADS Holders Must Pay:	For:

$5.00 (or less) per 100 BBVA ADSs	Each issuance of BBVA ADS; Each cancellation of BBVA ADS.

Registration or transfer fees	Transfer and registration of shares register of the foreign registrar from holder’s name to the name of The Bank of New York or its agents when a holder deposits or withdraws BBVA ordinary shares.

Expenses of The Bank of New York	Conversion of foreign currency to U.S. dollars, if any; Cable, telex, and facsimile transmission expenses.

Stock transfer or other taxes (including Spanish income taxes) and other governmental charges The Bank of New York or the custodian have to pay on any BBVA ADS or share underlying a BBVA ADS	As necessary.
     The Bank of New York, as depositary, has agreed to reimburse BBVA for expenses it incurs that are related to establishment and maintenance of the BBVA ADS program, including investor relations expenses and stock market application and listing fees. There are limits on the amount of expenses for which the depositary will reimburse BBVA, but the amount of reimbursement available to BBVA is not related to the amount of fees the depositary collects from investors.
     The depositary collects its fees for delivery and surrender of BBVA ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.
Limitations on Obligations and Liability to BBVA ADS Holders
     The agreement expressly limits BBVA’s obligations and the obligations of The Bank of New York, and it limits BBVA’s liability and the liability of The Bank of New York. BBVA and The Bank of New York:
•	are only obligated to take the actions specifically set forth in the agreement without negligence or bad faith;

•	are not liable for any action or inaction if either relies upon the advice of, or information from, legal counsel, accountants, any person presenting shares for deposit, any holder, or any other person believed to be competent to give such advice or information;

•	are not liable if either is prevented or delayed by law or circumstances beyond their control from performing their obligations under the agreement;

•	are not liable if either exercises discretion permitted under the agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the BBVA ADSs or the agreement on behalf of holders of BBVA ADSs or on behalf of any other party; and

•	may rely upon any documents they believe to be genuine and to have been signed or presented by the proper party.
     The Bank of New York will not be liable for its failure to carry out any instructions to vote BBVA’s securities or for the effects of any such vote.
Other General Limitations on Liability to BBVA ADS Holders
     Neither The Bank of New York, its agents, nor BBVA will incur any liability if prevented or delayed in performing its obligations under the deposit agreement by reason of:
•	any present or future law;

•	any act of God;

•	a war;

•	the threat of any civil or criminal penalty; or

•	any other circumstances beyond its or BBVA’s control.
     The obligations and liabilities of BBVA and its agents and The Bank of New York and its agents under the deposit agreement are expressly limited to performing their respective obligations specifically set forth and undertaken by them to perform in the deposit agreement without negligence or bad faith.
     In the deposit agreement, BBVA and The Bank of New York agree to indemnify each other under certain circumstances.
General
     The Bank of New York will act as registrar of the BBVA ADSs or, upon BBVA’s request or approval, appoint a registrar or one or more co-registrars for registration of the BBVA ADRs evidencing the BBVA ADSs in accordance with the requirements of NYSE or of any other stock exchange on which the BBVA ADSs may be listed. Such registrars or co-registrars may be removed and a substitute or substitutes appointed by The Bank of New York upon BBVA’s request or with BBVA’s approval.
     Any transfer of the BBVA ADSs is registrable on the books of The Bank of New York. However, The Bank of New York may close the transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties or at BBVA’s request.
     As a condition precedent to the execution and delivery, registration of transfer, split-up or combination of any BBVA ADS or the delivery of any distribution or the withdrawal of any BBVA ordinary shares or any property represented by the BBVA ADS, The Bank of New York or the custodian may, and upon BBVA’s instructions will, require from the BBVA ADR holder or the presenter of the BBVA ADS or the depositor of the BBVA ordinary shares:
•	payment of a sum sufficient to pay or reimburse the custodian, The Bank of New York or BBVA for any tax or other governmental charge and any stock transfer or brokerage fee or any charges of the depositary upon delivery of the BBVA ADS or upon surrender of the BBVA ADS, as set out in the deposit agreement, and,

•	the production of proof satisfactory to The Bank of New York or custodian of:
•	identity or genuineness of any signature;

•	proof of citizenship, residence, exchange control approval, and legal or beneficial ownership;

•	compliance with all applicable laws and regulations including the delivery of any forms required by Spanish law or custom in connection with the execution or delivery of evidence of ownership, with all applicable provisions of or governing the shares or any other deposited securities and with the terms of the deposit agreement; or

•	other information as The Bank of New York may deem necessary or proper or as BBVA may require by written request to The Bank of New York or the custodian.
     The delivery, registration of transfer, split-up or combination of BBVA ADSs, or the deposit or withdrawal of shares or other property represented by BBVA ADSs, in any particular instance or generally, may be suspended during any period when the BBVA ADSs register is closed, or when such action is deemed necessary or advisable by The Bank of New York or BBVA at any time or from time to time.
     Holders have the right to cancel their BBVA ADSs and withdraw the underlying shares at any time except:
•	when temporary delays arise because The Bank of New York or BBVA has closed its transfer books or the deposit of shares in connection with voting at a shareholders’ meeting or the payment of dividends;

•	when BBVA ADS holders owe money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to BBVA ADSs or to the withdrawal of shares or other deposited securities.
     This right of withdrawal may not be limited by any other provision of the deposit agreement.
     The Bank of New York, upon BBVA’s request or with BBVA’s approval, may appoint one or more co-transfer agents for the purpose of effecting registrations of transfers, combinations and split-ups of BBVA ADSs at designated transfer offices on behalf of The Bank of New York. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by holders of BBVA ADSs and will be entitled to protection and indemnity to the same extent as The Bank of New York.
Direct Registration System
     In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated BBVA ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership will be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS registered holder to register that transfer.
     In connection with the arrangements and procedures relating to DRS and Profile, the parties to the deposit agreement understand that the depositary will not verify, determine or otherwise ascertain that the DTC participant that is claiming to be acting on behalf of a BBVA ADS registered holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS registered holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through DRS and Profile and in accordance with the deposit agreement, will not constitute negligence or bad faith on the part of the depositary.

BBVA Ordinary Shares Outstanding
     As of June 29, 2007, BBVA’s paid in share capital was €1,740,464,869.29, represented by a single class of 3,551,969,121 BBVA ordinary shares with a nominal value of €0.49 each.
     On June 21, 2007, BBVA’s shareholders approved the increase of BBVA’s capital by a nominal sum of €96,040,000 in an issue of 196,000,000 new ordinary shares, excluding pre-emptive subscription rights, in order to fund in part the acquisition of 100% of the shares representing the capital of Compass. The acquisition of Compass is pending completion and the capital increase is pending execution. If such acquisition is consummated, as a consequence of this capital increase, the share capital of BBVA will be €1,836,504,869.29, represented by a single class of 3,747,969,121 BBVA ordinary shares with a nominal value of €0.49 each.
BBVA ADSs Outstanding
     As of June 29, 2007, there were 54,365,780 BBVA ADSs outstanding.

DESCRIPTION OF PREFERRED SECURITIES
     This section describes the general terms that will apply to any preferred securities that may be offered pursuant to this prospectus by BBVA International Preferred. The specific terms of the offered preferred securities, and the extent to which the general terms described in this section apply to preferred securities, will be described in one or more related prospectus supplements at the time of the offer.
General
     In any liquidation, dissolution or winding up of BBVA International Preferred, holders of the BBVA International Preferred preferred securities will be entitled to a distribution which will rank senior with respect to any entitlement before any distribution of assets is made to holders of ordinary shares or any other class of shares ranking junior to the preferred securities, but will rank junior to all liabilities of BBVA International Preferred.
     As of the date of this prospectus, BBVA International Preferred has issued and outstanding Series A €550,000,000 Step-Up Fixed/Floating Rate Non-cumulative Perpetual Guaranteed Preferred Securities with a liquidation preference of €50,000 per preferred security; Series B €500,000,000 Step-Up Fixed/Floating Rate Non-cumulative Perpetual Guaranteed Preferred Securities with a liquidation preference of €50,000 per preferred security; Series C $600,000,000 Fixed/Floating Rate Non-cumulative Guaranteed Preferred Securities with a liquidation preference of $1,000 per preferred security; and Series D £400,000,000 Fixed/Floating Rate Non-cumulative Perpetual Guaranteed Preferred Securities with a liquidation preference of £50,000 per preferred security.
     BBVA International Preferred may issue preferred securities from time to time in one or more series. The preferred securities may be denominated and payable in U.S. dollars or other currencies. BBVA International Preferred may also issue preferred securities from time to time with the principal amount or distributions payable on any relevant payment date to be determined by reference to one or more currency exchange rates, market interest rates, securities or baskets of securities, commodity prices or indices. Holders of these types of preferred securities will receive payments of principal or distributions that depend upon the value of the applicable currency, interest rate, security or basket of securities, commodity or index on the relevant payment dates or otherwise as specified in the applicable prospectus supplement.
Terms Specified in the Applicable Prospectus Supplement
     The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered preferred securities:
•	the specific designation of the preferred securities;

•	the public offering price of the preferred securities;

•	the number and liquidation preference of the preferred securities;

•	the rate or rates at which BBVA International Preferred will pay distributions (which may also be referred to as capital payments), or method of calculation of such rate or rates, the payment date or dates for any distributions and the record date for any distributions;

•	the amount or amounts that BBVA International Preferred will pay out of its assets to the holders of the preferred securities upon the company’s liquidation;

•	the obligation or option, if any, of BBVA International Preferred to purchase or redeem the preferred securities and the price or prices (or formula for determining the price) at which, the period or periods within which, and the terms and conditions upon which, BBVA International Preferred will or may purchase or redeem the preferred securities, in whole or in part, pursuant to the obligation or option;

•	the voting rights, if any, of the preferred securities, including any vote required to amend BBVA’s International Preferred’s charter;

•	the criteria for determining whether and to what extent BBVA International Preferred will be authorized or required to pay distributions on the preferred securities;

•	terms for any optional or mandatory conversion or exchange of preferred securities into other securities;

•	whether and under what circumstances BBVA International Preferred will be required to pay any additional amounts on the preferred securities in the event of certain developments with respect to withholding tax or information reporting laws;

•	additional information regarding information to be provided regarding beneficial owners of the preferred securities and the withholding tax consequences related to any failure to provide such information;

•	any restrictions applicable to the sale and delivery of the preferred securities; and

•	any other relative rights, preferences, privileges, limitations or restrictions of the preferred securities not inconsistent with applicable law.
     The prospectus supplement may also include, if applicable, additional discussion of certain U.S. federal income tax and ERISA considerations.
Distributions
     Preferred securities may entitle the holders thereof to receive non-cumulative cash distributions accruing at a fixed rate, which may be zero, a floating rate, or a rate which varies during the lifetime of the preferred security, as specified in the applicable prospectus supplement. Preferred securities not entitling holders to receive distributions or entitling holders to receive distributions at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated liquidation preference.
Limitations on Distributions
     Holders’ rights to receive distributions on the preferred securities are conditioned upon the following:
(a)	the aggregate of such distributions in respect of parity securities (which, as defined below, includes the preferred securities), together with any other distributions previously paid on the parity securities during the then-current fiscal year, and any distributions proposed to be paid on the parity securities during the then-current distribution period, not exceeding the distributable profits, as defined below, of the immediately preceding fiscal year; or

(b)	the Bank, even if it has sufficient distributable profits at the time of the scheduled distribution payment, not being prevented from making payments on its ordinary shares or on parity securities issued by it by applicable Spanish banking regulations relating to capital adequacy requirements affecting financial institutions which fail to meet their required capital ratios.
     “Parity securities” means (as the case may be) any preferred securities (participaciones preferentes) issued under Law 13/1985 of May 25 1985, on Investment Ratios, Capital Adequacy and Information Requirements for Financial Intermediaries (“Law 13/1985 of May 25”) from time to time by the Bank, BBVA International Preferred, or by any other subsidiary, which are guaranteed by the Bank, or any preferential participations, preferential shares or preference shares (acciones preferentes) issued prior to the date of this prospectus by any other subsidiary incorporated outside of Spain and which are guaranteed by the Bank.
     “Distributable profits” means, in respect of any fiscal year of the Bank, the lesser of the net profit (calculated in accordance with the Bank of Spain’s calculation standards), of (i) the Bank and (ii) the BBVA Group, in each case, as reflected in the reserved financial statements of the Bank and the BBVA Group, respectively, submitted to the Bank of Spain in compliance with regulations applicable from time to time to financial institutions relating to their obligation to file such financial statements. As of the date of this prospectus, such applicable regulations are currently set out in Circular 4/2004, December 22, 2004, on Public and Restricted Financial Reporting Standards and Model Financial Statements. In the event that on any date upon which a distribution payment is to be made, the reserved financial statements of the Bank and/or the BBVA Group, respectively, referred to above have not been submitted to the Bank of Spain, the distributable profits will be the lesser of the net profit (calculated in accordance with the Bank of Spain’s calculation standards), of (i) the Bank or (ii) the BBVA Group, in each case determined by reference to the latest reserved financial statements of the Bank and the BBVA Group, respectively, submitted to the Bank of Spain. In all cases, the net profit shown in the reserved financial statements of the Bank and the BBVA Group, respectively, will be audited figures and if the net profit figure contained in such reserved financial statements is different from that contained in the published annual financial statements of the BBVA Group, prepared in accordance with Circular 4/2004, December 22, 2004, on Public and Restricted Financial Reporting Standards and Model Financial Statements, the amount of, and reason for, such difference must be highlighted by the Bank in the relevant annual report prepared by it containing such published annual financial statements of the BBVA Group.
     Distributions, if any, on the preferred securities will be payable out of BBVA International Preferred’s own legally available resources and distributable items, except as described below under “— Discharge of BBVA International Preferred’s Obligations to Pay Distributions.” If, as a result of the limitations described in paragraphs (a) and (b) above, a distribution is not paid in full on the preferred securities, all distributions paid upon the preferred securities and any parity securities will be paid pro rata in relation to the liquidation preference of such securities. Therefore, the distribution amount to be received by the holders of preferred securities with respect to those securities for each period in which a distribution is to be paid will depend on the total liquidation preference amount of the outstanding preferred securities and parity securities, and on the distributions scheduled to be paid on such securities, each as of the time of such payment.
Discharge of BBVA International Preferred’s Obligations to Pay Distributions
     BBVA International Preferred will be discharged from its obligations to pay distributions declared on the preferred securities by payment to the paying agent for the account of the holder of the relevant preferred securities on or after the relevant payment date. Subject to any applicable fiscal or other laws and regulations, each such payment in respect of the preferred securities will be made in the currency specified in the applicable prospectus supplement by transfer to an account capable of receiving such currency, as directed by the paying agent, as specified in the applicable prospectus supplement.
     If BBVA International Preferred does not pay a distribution with respect to a distribution period, as defined in the applicable prospectus supplement, other than as a result of the limitations set out above under paragraphs (a) and (b) of “— Limitations on Distributions,” BBVA International Preferred’s payment obligation in respect thereof will be satisfied if and to the extent that the Guarantor pays such distribution pursuant to the preferred security guarantee.
Distributions Are Non-Cumulative
     Distributions on the preferred securities will be non-cumulative. Accordingly, if distributions are not paid on a payment date in respect of the preferred securities as a result of the limitations set out above under paragraphs (a) and (b) of “— Limitations on Distributions” or are paid partially, then the right of the holders of the preferred securities to receive a distribution or an unpaid part thereof in respect of the relevant distribution period will be extinguished and neither BBVA International Preferred nor the Guarantor will have any obligation to pay the distribution accrued for that distribution period or to pay any interest thereon, whether or not distributions on the preferred securities are paid in respect of any subsequent distribution periods.
Failure to Pay Distributions
     If distributions are not paid in full on or prior to a distribution payment date in respect of the relevant distribution period as a consequence of the limitations set out above under paragraphs (a) and (b) of “— Limitations on Distributions,” then neither BBVA International Preferred nor the Bank will pay dividends or any other distributions on its ordinary shares or on any other class of share capital or securities issued by it and expressed to rank junior to the preferred securities or to the Guarantor’s obligations under the preferred security guarantee, as the case may be, until such time as BBVA International Preferred or the Bank has resumed the payment in full of distributions on the preferred securities as described in the applicable prospectus supplement.
Additional Information
     Save as described in this section and in the applicable prospectus supplement, the preferred securities will confer no right to participate in the profits of BBVA International Preferred.
     Distributions, if any, on each preferred security will be paid only to the person in whose name such preferred security was registered at the close of business on the record date indicated in the applicable prospectus supplement. Notwithstanding any record date established in the applicable prospectus supplement, BBVA International Preferred has been advised by DTC that through its accounting and payment procedures it will, in accordance with its customary procedures, credit distributions received by DTC on any payment date based on DTC participant holdings of the preferred securities on the close of business on the New York business day immediately preceding each such payment date.
Liquidation Distribution
     If BBVA International Preferred experiences a voluntary or involuntary liquidation, dissolution or winding up, the preferred securities will confer an entitlement to receive the liquidation distribution out of the assets of BBVA International Preferred available for distribution to holders of preferred securities as disclosed in the applicable prospectus supplement. Such entitlement will arise before any distribution of assets is made to holders of ordinary shares or any other class of shares of BBVA International Preferred ranking junior to the preferred securities and will be equal to the liquidation preference per security, plus, if applicable, and amount equal to accrued and unpaid distributions for the then current distribution period through the date of payment, as disclosed in the applicable prospectus supplement.
     The payment of the liquidation distribution is guaranteed by the Guarantor.
     Notwithstanding the availability of sufficient assets of BBVA International Preferred to pay a full liquidation distribution in respect of the preferred securities or any parity securities of BBVA International Preferred if, at the time such liquidation distribution is to be paid, proceedings are or have been commenced for the voluntary or involuntary liquidation, dissolution or winding up of the Bank or for a reduction in the Bank’s shareholders’ equity pursuant to Article 169 of the Spanish Corporations Law (Ley de Sociedades Anónimas), the liquidation distribution relating to all parity securities (including the preferred securities), may not exceed the amount which would have been paid from the assets of the Bank (after payment in full, in accordance with Spanish law, of all creditors of the Bank, including holders of its subordinated debt, but excluding holders of any guarantee or other contractual right expressed to rank pari passu with or junior to preferred security guarantee) had the parity securities (including the preferred securities) been issued by the Bank and ranked (A) junior to all creditors of the Bank, (B) pari passu with the parity securities, if any, of the Bank, and (C) senior to the Bank’s ordinary shares. BBVA International Preferred will be released from its obligation to pay such liquidation distributions by payment to the holder of the relevant preferred securities.
     If liquidation distributions relating to preferred securities and any other liquidating distribution cannot be made in full as a result of the immediately preceding paragraph, such amounts will be payable pro rata among holders of parity securities in proportion to the amounts that would have been payable but for such limitation, taking into account that the liquidation preference for each series of preferred securities of BBVA International Preferred may be different, the payment of such liquidation preference amounts will be made pro rata to the aggregate of the liquidation preference of the preferred securities held by each holder, and not by reference to the number of preferred securities held by each holder. After payment of the full or limited liquidation distribution in respect of a preferred security, such preferred security will confer no further right or claim to any of the remaining assets of BBVA International Preferred.

Optional Redemption
     To the extent specified in the applicable prospectus supplement, the preferred securities may be redeemed, at the option of BBVA International Preferred, subject to the prior consent of the Bank of Spain, in whole but not in part, from time to time, after the fifth year anniversary of the issue date in compliance with the applicable capital adequacy regulation of the Bank of Spain from time to time as currently in force at the redemption price per preferred security, calculated as specified in the applicable prospectus supplement.
     In the event that preferred securities cease to qualify as Tier 1 capital of the BBVA Group pursuant to Spanish banking regulations, BBVA International Preferred may, subject to the prior consent of the Bank of Spain that it has no objection to the redemption (if required), redeem the preferred securities in whole, but not in part (unless otherwise indicated in the applicable prospectus supplement) at the redemption price per preferred security, calculated as specified in the applicable prospectus supplement.
     The preferred securities may also be redeemed at the option of BBVA International Preferred subject to the prior consent of the Bank of Spain, in whole but not in part, at the redemption price per preferred security on any distribution payment date if, as a result of a tax law change on or after the date of issue, BBVA International Preferred or the Bank, as the case may be, would not be entitled to claim a deduction in computing taxation liabilities in Spain in respect of any distribution to be made on the next distribution payment date or the value of such deduction to BBVA International Preferred or the Bank, as the case may be, would be materially reduced.
     BBVA International Preferred must irrevocably notify holders of the decision to redeem the preferred securities not less than 30 nor more than 60 days prior to the relevant redemption date in accordance with certain notice requirements described under “Notices” below.
     If BBVA International Preferred gives notice of redemption of the preferred securities, then by 12:00 noon (New York time) or by any other time specified in the applicable prospectus supplement on the relevant redemption date, BBVA International Preferred will:
•	irrevocably deposit with the paying agent funds sufficient to pay the redemption price, calculated as specified in the applicable prospectus supplement; and

•	give the paying agent irrevocable instructions and authority to pay the redemption price, calculated as specified in the applicable prospectus supplement, to the holders of the preferred securities.
     If BBVA International Preferred notifies holders of a redemption and deposits funds as required, then on the date of such deposit:
•	distributions on the preferred securities called for redemption will cease;

•	such preferred securities will no longer be considered outstanding; and

•	the holders of the preferred securities called for redemption will no longer have any rights as holders except the right to receive the redemption price, calculated as specified in the applicable prospectus supplement.
     In the event that any date on which a redemption price, calculated as specified in the applicable prospectus supplement, is to be paid is a day that is not a business day, then that redemption price will be paid as stated in the applicable prospectus supplement. If either the notice of redemption has been given and the funds are not deposited as required on the date on which the redemption price, calculated as specified in the applicable prospectus supplement, is to be paid as specified in the applicable prospectus supplement, or BBVA International Preferred or the Bank improperly withholds or refuses to pay the redemption price, calculated as specified in the applicable prospectus supplement, of the preferred securities, distributions will continue to accrue at the rate specified in the applicable prospectus supplement from the redemption date to the date of actual payment of that redemption price.

Purchases of Preferred Securities
     Under certain Spanish capital adequacy regulations in force as of the date of this prospectus, neither BBVA International Preferred, the Bank nor any of their respective subsidiaries will at any time purchase preferred securities, save with the prior consent of the Bank of Spain, until five years have elapsed from the date of issuance of such preferred securities.
     Any preferred securities so purchased by BBVA International Preferred, the Bank or any other subsidiary will be cancelled immediately.
Constitution of the Syndicate and Exercise of Rights by Holders of Preferred Securities
     By purchasing a preferred security, the holder of that preferred security automatically becomes a member of a syndicate, or the Syndicate, whose object and purpose is to regulate the voting rights of the holders of preferred securities issued from time to time by BBVA International Preferred and to govern the relationship between such holders. The registered office of the Syndicate is Paseo de la Castellana, 81, 28046 Madrid.
     The Syndicate is constituted by virtue of the registration of the Public Deed of Issuance relating to BBVA International Preferred’s Series A Euro 550,000,000 Step-Up Fixed/Floating Rate Non-cumulative Perpetual Guaranteed Preferred Securities of Euro 50,000 liquidation preference each issued on September 22, 2005 in the Mercantile Registry of Vizcaya, dated September 16, 2005. The rules governing the functioning of the Syndicate and the rules governing its relationship with BBVA International Preferred are contained in the regulations of the Syndicate attached to the Public Deed of Issuance entered into in respect of each issue of preferred securities.
     By purchasing a preferred security, the holder of that preferred security is also deemed to have agreed to the terms of the regulations of the Syndicate and the appointment of the Commissioner (Comisario) of the Syndicate in accordance with the terms of the regulations of the Syndicate. The Commissioner is the chairperson and the legal representative of the Syndicate. BBVA International Preferred also regulates the automatic membership of the Syndicate of each holder of any other preferred securities issued by BBVA International Preferred from time to time. Each such holder will agree, upon purchasing the relevant preferred security issued by BBVA International Preferred, to automatically become a member of the Syndicate and be deemed to have accepted the terms of the regulations of the Syndicate and the appointment of the Commissioner. No person will be entitled to purchase any preferred security issued by BBVA International Preferred from time to time without becoming a member of the Syndicate. All holders of preferred securities issued by BBVA International Preferred from time to time will be entitled to exercise their rights as holders of such preferred securities only in accordance with the terms of the regulations of the Syndicate.
     The holders of the preferred securities will have no voting rights at any extraordinary or ordinary meetings of shareholders of BBVA International Preferred or the Bank. Notwithstanding the foregoing, the holders of the preferred securities will, in the circumstances set out below, have the right to participate in the adoption of certain decisions in general meetings of holders of preferred securities.
Failure to pay distributions
•	In the event that neither BBVA International Preferred nor the Bank (by virtue of the preferred security guarantee) pays full distributions in respect of a series of preferred securities in any 12-month period or consecutive periods which in the aggregate constitute a 12-month period, the holders of the preferred securities representing that series may, together and acting as a single class with the holders of preferred securities of any other series of preferred securities for which distribution payments have not been made in any 12-month period or consecutive periods which in the aggregate constitute a 12-month period, resolve to appoint two further members to the board of directors of BBVA International Preferred through a general meeting of holders of preferred securities and may also remove or replace such directors.

•	Any resolution appointing, removing or replacing any member of the board of directors of BBVA International Preferred must be made by a majority (at least 51%) of the aggregate liquidation preference of those series of preferred securities, acting together as a single class, of BBVA International Preferred in respect of which BBVA International Preferred or the Bank has failed to pay distributions in accordance with their respective terms.

It should be noted that liquidation preferences may be different for different series of preferred securities.

•	The Commissioner will convene a general meeting of holders of preferred securities within thirty days following the non-payment of distributions as set out above. If the Commissioner does not convene the general meeting of holders of preferred securities within thirty days, the holders of the preferred securities representing at least 10% of the aggregate liquidation preference of the affected series of preferred securities may convene such meeting.

•	The rules governing the convening and holding of general meetings of holders of preferred securities are set out in Chapter II of the Syndicate regulations.

•	Immediately following a resolution for the appointment or the removal of additional members to or from the board of directors of BBVA International Preferred, the Commissioner will give notice of such appointment or removal to:
•	the board of directors of BBVA International Preferred so that it may, where necessary, call a general meeting of the shareholders of BBVA International Preferred; and

•	the shareholders of BBVA International Preferred, so that they may hold a universal meeting of shareholders.
     The shareholder of BBVA International Preferred has undertaken to vote in favor of the appointment or removal of the directors so named by general meetings of holders of preferred securities and to take all necessary measures to approve such appointment or removal. Under the articles of BBVA International Preferred, the board of directors must have a minimum of three members and a maximum of 12. As at the date of the prospectus the board of directors has five directors.
•	The foregoing will apply, in respect of the preferred securities, provided that, where BBVA International Preferred has failed to fulfill its obligation to make distributions in respect of a series of preferred securities, the Bank has not discharged such obligations pursuant to the applicable preferred security guarantee.

•	Any member of the board of directors of BBVA International Preferred named pursuant to the foregoing will vacate his position if, subsequent to the circumstances giving rise to his appointment, BBVA International Preferred or the Bank makes distributions in respect of the affected series of preferred securities on all distribution payment dates.

•	Both the appointment and the dismissal of directors must be notified by BBVA International Preferred in accordance with written notice requirements described under “— Notices” below.
     Amendment to the terms and conditions of the preferred securities, further issuances and no seniority
•	Any amendment to the terms and conditions of a particular series of preferred securities must be approved by the holders of that series of preferred securities. Such amendments will be approved with the written consent of holders of at least two-thirds of all outstanding preferred securities of that series or by a resolution of at least two-thirds of the holders of all outstanding preferred securities of that series adopted in a general meeting of holders of preferred securities.

•	If BBVA International Preferred, or the Bank under any preferred security guarantee, has paid in full the most recent distribution payable on each series of BBVA International Preferred’s preferred securities, BBVA International Preferred may without the consent or sanction of the holders of its preferred securities: (i) take any action required to issue additional preferred securities (including securities fungible with the preferred securities, in which case such securities together with the preferred securities will constitute a single class for all purposes, including waivers and amendments) or authorize, create and issue one or more other series of preferred securities of BBVA International Preferred ranking equally with the preferred securities, as to the participation in the profits and assets of BBVA International Preferred, without limit as to the amount; or (ii) take any action required to authorize, create and issue one or more other classes or series of securities of BBVA International Preferred ranking junior to the preferred securities, as to the participation in the profits or assets of BBVA International Preferred.
•	By purchasing a preferred security, the holder thereof agrees to renounce any rights of seniority or preference that may be conferred upon it (if any) under applicable Spanish law over any holder of such other preferred securities issued by BBVA International Preferred from time to time and which are created by virtue of a public deed registered in accordance with applicable Spanish law.
Liquidation, dissolution or winding up of BBVA International Preferred
     If the shareholders of BBVA International Preferred propose a resolution providing for the liquidation, dissolution or winding up of BBVA International Preferred, the holders of all the outstanding preferred securities of BBVA International Preferred:
•	will be entitled to receive notice, through the Commissioner, of the general meeting of shareholders called to adopt this resolution provided that only the Commissioner will be entitled to attend, but without any right to vote at, such general meeting of shareholders; and

•	will be entitled to hold a separate and previous general meeting of holders of preferred securities and vote together as a single class without regard to series on such resolution, but not on any other resolution.
     Such resolution will not be effective unless approved by the holders of a majority in liquidation preference of all outstanding preferred securities of BBVA International Preferred.
     The result of every vote must be disclosed by the Commissioner at the general shareholders’ meeting of BBVA International Preferred as well as the fact that the shareholders of BBVA International Preferred have undertaken to vote in the corresponding general shareholders’ meeting in accordance with the vote of the separate general meeting of holders of preferred securities. Notice, attendance or approval is not required if the liquidation, dissolution and winding up of BBVA International Preferred is initiated due to (i) the liquidation, dissolution or winding up of the Bank; or (ii) a reduction in shareholders’ equity of the Bank under Article 169 of the Spanish Corporations Law.
     BBVA International Preferred must notify the Commissioner in writing of any meeting at which the holders of the preferred securities are entitled to vote. This notice will include a statement regarding: (i) the date, time and place of the meeting; (ii) a description of any resolution to be proposed for adoption at the meeting at which the holders are entitled to vote; and (iii) instructions for the delivery of proxies. The Commissioner will convene general meetings of holders of preferred securities accordingly.
     The Bank has undertaken not to permit or take any action to cause the liquidation, dissolution or winding up of BBVA International Preferred, unless the Bank liquidates, dissolves or winds up or reduces its shareholders’ equity pursuant to Article 169 of the Spanish Corporations Laws.
     The preferred securities do not grant their holders pre-emption rights in respect of any possible future issues of preferred securities by BBVA International Preferred, the Bank or any other subsidiary.
     Neither BBVA International Preferred nor any other subsidiary nor the Bank may issue, or guarantee the issue of, any preferred securities or securities or other instruments equivalent to preferred securities ranking, either directly or through a guarantee, senior to the preferred securities, unless the applicable preferred security guarantee is amended so as to rank pari passu with any such issue of senior securities.
     No vote in respect of the preferred securities will be required for BBVA International Preferred to redeem and cancel the preferred securities.

     Notwithstanding that the preferred securities confer an entitlement to vote under any of the circumstances described above, neither the Bank nor any subsidiary of the Bank, to the extent that it is a holder of preferred securities of BBVA International Preferred, will be so entitled to vote.
Additional Amounts
     Unless otherwise specified in the applicable prospectus supplement, all payments of principal and interest in respect of the preferred securities will be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by or on behalf of Spain or any political subdivision or authority thereof or therein having the power to tax unless such withholding or deduction is required by law. In such event, the subsidiary issuer or, as the case may be, the Guarantor will pay such additional amounts as may be necessary in order that the net amounts received by the preferred security holders after such withholding or deduction equals the respective amounts of principal and interest which would otherwise have been receivable in respect of the preferred securities in the absence of such withholding or deduction; except that no such additional amounts will be payable with respect to any preferred security:
(a)	to a preferred security holder who is liable for such taxes or duties in respect of such preferred security by reason of it (or the beneficial owner for whose benefit it holds such preferred security) having some connection with Spain other than the mere holding of such preferred security (or such beneficial interest); or

(b)	to a preferred security holder in respect of whom the subsidiary issuer or the Guarantor does not receive such information (which may include a tax residence certificate) concerning such preferred security holder’s identity and tax residence (or the identity and tax residence of the beneficial owner for whose benefit it holds such preferred security) as it may require in order to comply with Law 13/1985 of 25 May (as amended by Law 19/2003 of 4 July and Law 23/2005 of 18 November) and any implementing legislation or regulation; or

(c)	to or for the benefit of individuals or any other legal entities resident in, or obtaining the income through, a tax haven (as defined in Royal Decree 1080/1991 of 5 July as amended, and according to Law 36/2006, approving several antifraud tax measures); or

(d)	presented for payment (where presentation is required) more than 30 days after the Relevant Date (as defined below) except to the extent that the preferred security holder would have been entitled to an additional amount on presenting the same for payment on such thirtieth day assuming that day to have been a business day in such place of presentment; or

(e)	where such withholding or deduction is imposed on a payment to or for the benefit of an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(f)	presented for payment (where presentation is required) by or on behalf of a preferred security holder who would be able to avoid such withholding or deduction by presenting the relevant preferred security to another fiscal and paying agent in a member state of the European Union.
     Additional amounts will also not be paid with respect to any payment to a preferred security holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment, to the extent that payment would be required by the laws of Spain (or any political subdivision thereof) to be included in the income, for Spanish tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in that limited liability company or a beneficial owner who would not have been entitled to the additional amounts had it been the preferred security holder.
     As used above, “Relevant Date” means the date on which such payment first becomes due, except that if the full amount of the moneys payable has not been duly received by the fiscal and paying agent on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the preferred security holders in accordance with the provisions set forth under “—Notices” below.
Notices
     Notices, including notice of any redemption of the preferred securities, will be given by BBVA International Preferred (i) so long as any preferred security is listed or has been admitted to trading on any stock exchange, BBVA International Preferred will ensure that notices are duly published in a manner which complies with the rules of such stock exchange or relevant authority and (ii) by mail to DTC (in each case not less than 30 nor more than 60 days prior to the date of the act or event to which such notice, request or communication relates).
     Until such time as any definitive preferred securities are issued, there may, so long as any global preferred security certificates representing the preferred securities are held in their entirety on behalf of DTC, be substituted for such publication in such newspaper(s) the delivery of the relevant notice to DTC and all of DTC’s direct participants for communication by it to the holders of the preferred securities except that for so long as any preferred securities are listed on a stock exchange or admitted to listing by another relevant authority and the rules of that stock exchange or relevant authority so require, such notice will be published in a daily newspaper of general circulation in the place or places required by those rules. Any such notice will be deemed to have been given to the holders of the preferred securities on the day on which the said notice was given to DTC and all of DTC’s direct participants.
     Copies of any notices given to holders of the preferred securities must also be sent to the Commissioner of the Syndicate.
Form and Status
     The preferred securities will be issued in registered form.
     One or more global preferred security certificates representing the preferred securities will be delivered by BBVA International Preferred to DTC or a custodian appointed by DTC. As a result, accountholders should note that they will not themselves receive definitive preferred securities, but instead preferred securities will be credited to their securities account with DTC or one of its direct or indirect participants. Only in exceptional circumstances (such as the closure of DTC, the non-availability of any alternative or successor clearing system or removal of the preferred securities from DTC) will definitive preferred securities be issued directly to such accountholders.
     The preferred securities are unsecured and subordinated obligations of BBVA International Preferred and rank (a) junior to all liabilities of BBVA International Preferred including subordinated liabilities, (b) pari passu with each other and with any parity securities of BBVA International Preferred and (c) senior to BBVA International Preferred’s ordinary shares.
Use of Proceeds
     Unless otherwise stated in the applicable prospectus supplement, the net proceeds of the issue of the preferred securities, after commissions and expenses, in accordance with Law 13/1985 of May 25, will be deposited in their entirety on a permanent basis with us and will be used for the BBVA Group’s general corporate purposes.
     These proceeds will be available to absorb any losses of the Bank if there is a reduction in the shareholders’ equity to zero and its reserves have been exhausted.
Calculation and Paying Agents
     In acting under an agency agreement and in connection with the preferred securities, the agents act solely as agents of BBVA International Preferred and the Bank and will not assume any obligations towards or relationship of agency or trust for or with any of the holders of preferred securities.

     The initial agents and their initial specified offices will be listed in an agency agreement. BBVA International Preferred and the Bank reserve the right at any time to vary or terminate the appointment of any agent and to appoint a successor calculation agent and additional or successor paying agents; provided, however, that BBVA International Preferred and the Bank will maintain (i) a paying agent and a calculation agent and (ii) a paying agent which is a member bank or trust company of the U.S. Federal Reserve System and (iii) if, and for so long as, the preferred securities are admitted to a particular securities exchange and the rules of that exchange so require, a paying agent having its specified office in the relevant jurisdiction.
     Notice of any change in any of the Agents or in their specified offices must promptly be given to the holders of the preferred securities.
Prescription
     To the extent that Article 950 of the Spanish Commercial Code (Código de Comercio) applies to the preferred securities, claims relating to the preferred securities will become void unless such claims are duly made within three years of the relevant payment date.
Governing Law and Jurisdiction
     The preferred securities and preferred security guarantee will be governed by Spanish law. BBVA International Preferred has irrevocably agreed for the benefit of the holders of the preferred securities that courts of Madrid, Spain, are to have jurisdiction to settle any disputes which may arise out of or in connection with the preferred securities and that accordingly any suit, action or proceedings arising out of or in connection with the preferred securities may be brought in such courts. BBVA International Preferred has also irrevocably agreed to waive any objection which it may have now or in the future to the laying of the venue of any such proceedings in the courts of Madrid, Spain.

DESCRIPTION OF THE PREFERRED SECURITY GUARANTEE
     On May 22, 2007, the Guarantor’s board of directors resolved to provide a joint and several, irrevocable guarantee up to an amount of €1,500,000,000 (or its equivalent in any other currency) for future issues of preferred securities made by BBVA International Preferred, and the Guarantor has issued a guarantee under this authorization related to the issuance of Series D £400,000,000 Fixed/Floating Rate Non-cumulative Perpetual Guaranteed Preferred Securities by BBVA International Preferred. This section is a summary of that guarantee, which we will refer to as the “preferred security guarantee,” that the Guarantor will execute and deliver for the benefit of the holders from time to time of the preferred securities that BBVA International Preferred issues under the resolution referred to above or similar resolutions adopted in the future.
     This summary contains all material information concerning the preferred security guarantee, but because this is only a summary, it is not complete. The applicable prospectus supplement will add, update or change information contained in this prospectus. Subscription of preferred securities will be deemed to constitute full acceptance of the preferred securities guarantee.
General
     Subject to the limitations contained in the following paragraphs, the Guarantor irrevocably, jointly (in Spanish, solidariamente) and unconditionally will pay in full to the holders, guarantee payments, as defined below, (to the extent not paid by BBVA International Preferred), as and when due upon receipt of a notice by any holder demanding payment, regardless of any defense, right of set-off or counterclaim which BBVA International Preferred may have or assert. The preferred security guarantee is unconditional and irrevocable.
     “Guarantee payments” refer to (i) any accrued but unpaid distributions payable on the preferred securities, as set forth in the applicable prospectus supplement, for the most recent distribution period; (ii) the redemption price, calculated as specified in the applicable prospectus supplement, payable on the redemption of the preferred securities; and (iii) the liquidation distributions, as specified in the applicable prospectus supplement, due on a liquidation date.
Limitations to the guarantee payments in relation to the distributions
     Notwithstanding the above, a preferred security holder’s right to receive any guarantee payment in respect of distributions (including accrued and unpaid distributions relating to the redemption price or liquidation distribution) on any preferred securities is conditional upon the following:
•	the aggregate of such distributions, together with any other distributions previously paid during the then current fiscal year and any distributions proposed to be paid during the then current distribution period in each case on or in respect of parity securities (including the preferred securities), not exceeding the distributable profits, as defined under “Description of Preferred Securities,” of the immediately preceding fiscal year; or

•	even if distributable profits, as defined under “Description of Preferred Securities,” are sufficient, to the extent that under applicable Spanish banking regulations affecting financial institutions which fail to meet their capital ratios, the Guarantor not being prevented at such time from making payments on its ordinary shares or parity securities (including the preferred securities) issued by it.
Limitations to the guarantee payments in relation to the liquidation distributions
     If, at the time that any liquidation distributions are to be paid by the Guarantor in respect of the preferred securities or any other parity securities, proceedings are or have been commenced for the voluntary or involuntary liquidation, dissolution or winding up of the Guarantor or for a reduction in the Guarantor’s shareholders’ equity pursuant to Article 169 of the Spanish Corporations Law the liquidation distribution with respect to all parity securities (including the preferred securities) must not exceed the amount that would have been paid from the assets of the Guarantor (after payment in full, in accordance with Spanish law, of all creditors of the Guarantor, including holders of its subordinated debt, but excluding holders of any guarantee or other contractual right expressed to rank pari passu with or junior to the guarantee) had parity securities (including the preferred securities) been issued by the Guarantor and ranked (A) junior to all liabilities of the Guarantor, (B) pari passu with parity securities issued by the Guarantor, if any, and (C) senior to the ordinary shares of the Guarantor.
Pro Rata Payments
     If payments due under the guarantee cannot be paid by reason of any limitation referred to above, such amounts will be payable pro rata in the proportion that the amount available for payment bears to the full amount that would have been payable had there been no limitations. The determination of any such limitation of the Guarantor’s obligations under the guarantee as set forth will be made on the relevant distribution payment date, redemption date or liquidation date, as the case may be and as specified in the applicable prospectus supplement.
Ranking of the Preferred Security Guarantee
     The preferred securities guarantee constitutes an unsecured obligation of the Guarantor which:
(a)	ranks junior to all liabilities of the Guarantor (including subordinated liabilities);

(b)	pari passu with any parity securities issued by the Guarantor and any obligation assumed by the Guarantor under any guarantee in favor of holders of any parity securities (including the preferred securities) issued by any of its respective subsidiaries; and

(c)	senior to the Guarantor’s ordinary shares and any other class of share capital expressed to rank junior as to participation in profits to the Guarantor’s obligations in the preferred security guarantee.
Waiver
     Under the preferred security guarantee, the Guarantor will waive any right or benefit (of order, excussio and division — orden, excusión y división) to which it may be entitled under Spanish law with regard to objecting to make any payment by virtue of the preferred security guarantee.
     The obligations of the Guarantor are independent of those of BBVA International Preferred. The Guarantor will remain liable as the principal and sole debtor under the preferred security guarantee to make guarantee payments pursuant to the terms of the preferred security guarantee, and will not be able to demand that the holders of the preferred securities exhaust any of their rights or take any legal action against BBVA International Preferred prior to taking action against the guarantor (Garantía Solidaria under Spanish law).
Obligations and Commitments of the Guarantor
     The obligations and commitments of the Guarantor will not be affected by any of the following circumstances:
•	the waiver by BBVA International Preferred, either by the application of a legal provision or for any other reason, to fulfill any commitment, term or condition, whether implicit or explicit, in relation to the preferred securities; or

•	the extension of any distribution payment date, liquidation date or date for payment of the redemption price with regard to the preferred securities or the extension granted for the fulfillment of any other obligation related to the preferred securities; or

•	any breach, omission or delay by the holders in exercising the rights granted by the preferred securities; or

•	the liquidation, dissolution, or sale of any asset given as a guarantee, temporary receivership, bankruptcy, receivership proceedings or renegotiation of debt affecting BBVA International Preferred; or

•	any defect in or invalidity of the preferred securities; or

•	transactions involving any obligation guaranteed by the preferred securities guarantee or undertaken by virtue of the guarantee.
     The holders of preferred securities are not required in any circumstances to notify the Guarantor of the occurrence of any of the above circumstances nor are they required to obtain the Guarantor’s consent in relation to the same.
Subrogation
     The Guarantor will be subrogated to any and all rights of the holders against BBVA International Preferred in respect of any amounts paid to the holders by the Guarantor under the preferred security guarantee. The Guarantor will not (except to the extent required by mandatory provisions of law) exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of a payment under the guarantee, if, at the time of any such payment, any amounts are due and unpaid under the preferred security guarantee. If any amount is to be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to pay over such amount to the holders.
Deposit of the preferred security guarantee
     The preferred security guarantee will be deposited with and held by The Bank of New York (unless otherwise indicated in the applicable prospectus supplement) as paying agent until all the obligations of the Guarantor have been discharged in full. A holder may enforce the preferred security guarantee directly against the Guarantor, and under the terms of the preferred securities guarantee, the Guarantor will waive any right or remedy to require that any action be brought against BBVA International Preferred or any other person or entity before proceeding against the Guarantor. Subject to the Guarantor’s waiver described above, all waivers contained in the preferred security guarantee will be without prejudice to the holder’s right to proceed against BBVA International Preferred. The Guarantor will agree in the preferred security guarantee that such guarantee will not be discharged except by payment of the guarantee payments in full and by complete performance of all obligations of the Guarantor under the preferred security guarantee.
Limitations on further issuance of preferred securities
     The Guarantor will not issue any preferred securities or other instruments equivalent to preferred securities ranking senior to its obligations under the preferred security guarantee or give any guarantee in respect of any preferred securities or other instruments equivalent to the preferred securities, issued by any of the Guarantor’s subsidiaries, if such guarantee would rank senior to the preferred security guarantee (including, without limitation, any guarantee that would provide a priority of payment with respect to distributable profits) unless, in each case, the preferred security guarantee is amended so that it ranks pari passu with, and contains substantially equivalent rights of priority as to payment of distributable profits as, any such other preferred securities or securities or other instruments equivalent to preferred securities or other such guarantee.
Non-Payment
     Under the terms of the preferred security guarantee, the Guarantor will undertake that if any amount required to be paid pursuant to the preferred security guarantee in respect of any distribution payable in respect of the most recent distribution period has not been paid, no distributions (except distributions in the form of shares of the Guarantor ranking junior to the obligations of the Guarantor under the preferred security guarantee) will be declared or paid or set aside for payment, or other distribution made, upon the ordinary shares of the Guarantor or any other class of share capital or any securities of the Guarantor ranking junior to the preferred security guarantee, nor will any ordinary shares of the Guarantor or any other class of share capital or securities of the Guarantor ranking pari passu with or junior to the obligations of the Guarantor under the preferred security guarantee, be redeemed, repurchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such ordinary shares of the Guarantor, class of share capital or securities) by the Guarantor (except by conversion into or in exchange for shares or securities of the Guarantor ranking junior to the preferred security guarantee), until such time as BBVA International Preferred or the Guarantor pursuant to the preferred security guarantee will have made payment in full of distributions as indicated in the applicable prospectus supplement.
Ownership
     The Guarantor undertakes to hold (directly or indirectly) 100% of the ordinary shares of BBVA International Preferred so long as any preferred securities of BBVA International Preferred remain outstanding, and not to permit or take any action to cause the liquidation, dissolution or winding up of BBVA International Preferred except in the case that the Guarantor liquidates, dissolves, winds up or reduces its shareholders’ equity pursuant to Article 169 of the Spanish Corporations Laws.
Voting Rights
     The Guarantor undertakes in connection with the right of the holders to participate in the adoption of certain decisions in the general meeting of holders of preferred securities as contemplated in the conditions of the preferred securities:
•	to vote, in the corresponding general meeting of shareholders of BBVA International Preferred, in favor of the appointment or removal of the directors so named by the general meetings of preferred securities holders and to take all necessary measures in such regard;

•	to vote, in the corresponding general meeting of shareholders of BBVA International Preferred, in conformity with the result of the vote of the general meetings of preferred securities holders with respect to the dissolution and winding up of BBVA International Preferred; and

•	to vote, in the corresponding general meeting of shareholders of BBVA International Preferred, in conformity with the result of the vote of the general meetings of holders of preferred securities with respect to the issuance of further preferred securities or of other preferred securities where BBVA International Preferred has not duly made the most recent distribution required in respect of the preferred securities issued and outstanding at the time.
Termination of the Preferred Security Guarantee
     The preferred security guarantee with respect to a particular series of preferred securities will terminate and be of no further force and effect upon payment in full of any redemption price applicable to that series, calculated as specified in the applicable prospectus supplement, or purchase and cancellation of all preference securities of that series or payment in full of the liquidation distributions of that series. However, the preferred security guarantee will continue to be effective or will be reinstated, as the case may be, if at any time payment of any sums paid under the preferred securities of that series or the preferred security guarantee must be restored by a holder for any reason whatsoever.
General
Successors and Assigns
     Subject to operation of law, all guarantees and agreements contained in the preferred security guarantee with respect to a particular series of preferred securities will bind the successors, assigns, receivers, trustees and representatives of the Guarantor and will inure to the benefit of the holders of the preferred securities of that series, each of whom will be entitled severally to enforce the preferred security guarantee against the Guarantor. The Guarantor may not transfer its obligations under the preferred security guarantee without the prior approval of (i) the Bank of Spain and (ii) the holders of not less than two-thirds in liquidation preference of that series of preferred securities or by resolution of a general meetings of preferred securities holders of that series approved by the holders of preferred securities representing at least two-thirds of the liquidation preference of that series, provided, however, that the foregoing does not preclude the Guarantor from merging or consolidating with, or transferring or otherwise assigning all or substantially all of its assets to, a banking organization or any other entity permitted by applicable laws without obtaining any approval of such holders. The convening and holding of the general meetings of preferred securities holders must be done in accordance with the applicable regulations.
     The Guarantor must notify (i) any request for approval from the holders and (ii) any merger, consolidation, transfer or assignment, each as referred to in the paragraph above, in accordance with the terms of the applicable guarantee.
Transfers
     The preferred security guarantee is solely for the benefit of the holders and is not separately transferable from the preferred securities.
Amendments
     Except as described in “—Limitations on further preferred securities issues” and for any changes necessary to reflect any merger or consolidation of the Guarantor with, or any transfer of all or substantially all of the assets of the Guarantor to, any banking organization or any other entity permitted by applicable laws and any changes which do not adversely affect the rights of holders, the preferred security guarantee with respect to a particular series of preferred securities may be changed only by agreement in writing signed by the Guarantor with the prior approval of (i) the Bank of Spain and (ii) the holders of not less than two-thirds in liquidation preference of the preferred securities of that series or by resolution of a general meetings of preferred securities holders of that series approved by the holders of the preferred securities representing at least two-thirds of the liquidation preference of that series. The calling and holding of such general meetings of preferred securities holders must be done in accordance with the applicable regulations.
Notices
     Any notice, request or other communication required or permitted to be given under the preferred security guarantee to the Guarantor will be given in writing by delivering the same against receipt therefore or by facsimile transmission (confirmed by mail) addressed to the Guarantor, as follows (and if so given by facsimile transmission), will be deemed given upon mailing of confirmation, to:
Banco Bilbao Vizcaya Argentaria, S.A.
Paseo de la Castellana, 81
28046 Madrid
Facsimile: 011 34 91 537 4011
Attention: Ana Fernández Manrique
     The address of the Guarantor may be changed at any time and from time to time and will be the most recent such address furnished in writing by the Guarantor to the paying agent.
     Any notice, request or other communication required to be given by the Guarantor under the preferred security guarantee will be given by it (i) so long as any preferred security is listed or has been admitted to trading on any other stock exchange, BBVA International Preferred will ensure that notices are duly published in a manner which complies with the rules of such stock exchange or relevant authority and (ii) by mail to DTC or one of its direct or indirect participants (in any case not less than 30 nor more than 60 days prior to the date of the act or event to which such notice, request or communication relates).
     In accordance with its published rules and regulations, DTC or one of its direct or indirect participants will notify holders of securities accounts with it to which any preferred securities are credited of any such notices received by it.
Annual Reports
     The Guarantor will furnish any prospective holder, upon request of such holder, with a copy of its annual report, and any interim reports made generally available by the Guarantor holders of the ordinary shares of the Guarantor.

Law and Jurisdiction
     The preferred security guarantee will be governed by, and construed in accordance with, Spanish law. The Guarantor has irrevocably agreed for the benefit of the holders of the preferred securities that courts of Madrid, Spain, are to have jurisdiction to settle any disputes which may arise out of or in connection with the guarantee and that accordingly any suit, action or proceedings arising out of or in connection with the guarantee may be brought in such courts. The Guarantor has also irrevocably agreed to waive any objection which it may have now or in the future to the laying of the venue of any such proceedings in the courts of Madrid, Spain.

TAX CONSIDERATIONS
Spanish Tax Considerations
     The following is a summary of the material Spanish tax consequences of the acquisition, ownership and disposition of BBVA ordinary shares and ADSs or BBVA International Preferred preferred securities by U.S. Residents (as defined below). This summary is not a complete analysis or listing of all the possible tax consequences of such transactions and does not address all tax considerations that may be relevant to all categories of potential purchasers, some of whom may be subject to special rules. In particular, this tax section does not address the Spanish tax consequences applicable to “look-through” entities (such as trusts or estates) that may be subject to the tax regime applicable to such non-Spanish entities under the Spanish Non-Resident Income Tax Law.
     Accordingly, prospective investors should consult their own tax advisors as to the tax consequences of their purchase, ownership and disposition of BBVA ordinary shares or ADSs or BBVA International Preferred preferred securities, including the effect of tax laws of any other jurisdiction, based on their particular circumstances.
     As used herein, the following terms have the following meanings:
(i)	The “Treaty” means the Convention between the United States and Spain for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income, together with the related Protocol.

(ii)	A “U.S. Resident” means a U.S. Holder (as defined below under “— U.S. Tax Considerations”) that is a resident of the United States for purposes of the Treaty and entitled to the benefits of the Treaty and whose holding is not effectively connected with a permanent establishment (as defined by the Treaty) in Spain through which such holder carries on or has carried on business or with a fixed base in Spain from which such holder performs or has performed independent personal services.
     For purposes of Spanish law and the Treaty, an owner of BBVA ADSs will generally be treated as the owner of the BBVA ordinary shares underlying the ADSs. Holders of BBVA ordinary shares or ADSs or BBVA International Preferred preferred securities who are not U.S. Residents should also consult their own tax advisors, particularly as to the applicability of any Double Tax Treaty referred to as a “DTT.”
     The statements regarding Spanish tax laws set out below are based on interpretations of those laws as in force on the date of this document and are subject to any change in such law that may take effect after such date. Such statements also assume that each obligation in the deposit agreement and any related agreement will be performed in full accordance with their terms.
BBVA Ordinary Shares or ADSs
Taxation of Dividends
     Under Spanish law, dividends paid by a Spanish resident company to a non-Spanish resident holder of BBVA ordinary shares or ADSs are subject to the Spanish Non-Resident Income Tax, referred to as the “NRIT,” approved by Royal Decree Legislative 5/2004 of March 5, withheld at the source, currently at an 18% tax rate. To meet this requirement, the company will apply an 18% withholding tax on the gross amount of dividends.
     However, under the Treaty, a U.S. Resident is subject to the Treaty-reduced rate of 15%, as a general rule, or 10% if the U.S. Resident is a corporation which owns more than a 25% of the voting rights of the ordinary shares of the company distributing the dividends.
     In practice, on any dividend payment date, U.S. Residents will be subject to a withholding of 18% of the gross amount of dividends. However, U.S. Residents will be entitled to a refund from the depositary of the amount withheld in excess of the Treaty-reduced rate, according to the procedure set forth by the Spanish legislation. To benefit from the Treaty reduced rate, a U.S. Resident must provide to a Spanish resident depositary, if any, acting as depositary of the ordinary shares, a certificate from the U.S. Internal Revenue Service (“IRS”) on Form 6166 stating that, to its best knowledge, such holder is a U.S. Resident within the meaning of the Treaty. The IRS certificate of residence is valid for a period of one year from the date of issuance. The issuance of Form 6166 by the IRS may be subject to substantial delay.
     The Bank of New York, unless otherwise indicated in the applicable prospectus supplement, has arranged a procedure by which a holder of BBVA ADSs may receive both the dividend payment (net of the withholding of 18% of the gross amount of dividends) and the tax relief of 3% under the Treaty on the same dividend payment date. Holders of BBVA ADSs unable to return their refund claims to The Bank of New York by the deadlines specified by The Bank of New York may use the “Quick Refund” process described below to receive the refund the next month after the dividend record date. See “— Quick Refund Process.”
Quick Refund Process
     Under the standard procedure agreed to between The Bank of New York and its Spanish resident depositary, unless otherwise indicated in the applicable prospectus supplement, holders of BBVA ADSs claiming tax relief through the “Quick Refund” process must submit their valid IRS certificate of residence by the last day of the month in which the dividend record date occurs.
     The IRS certificate of residence will then be provided to the Spanish depositary before the fifth day following the end of the month in which the dividend record date occurs. Otherwise, the U.S. Resident may afterwards obtain a refund of the amount withheld in excess of the Treaty-reduced rate, from the Spanish tax authorities, following the standard refund procedure established by Spanish regulations. See “— Spanish Refund Procedure” below.
Spanish Refund Procedure
     According to Spanish regulations on the NRIT, approved by Royal Decree 1776/2004, dated July 30, 2004, a refund for the amount withheld in excess of the Treaty-reduced rate can be obtained from the relevant Spanish tax authorities. To pursue the refund claim, the U.S. Resident is required to file:
•	The corresponding Spanish tax form (currently, Form 210);

•	The IRS certificate of residence referred to above under “— Taxation of Dividends;” and

•	A certificate evidencing Spanish Non-Resident Income Tax withheld regarding the dividends, which may generally be obtained from the U.S. resident’s broker.
Taxation of Capital Gains
     Capital gains obtained by U.S. Residents from the disposition of BBVA ordinary shares or ADSs will not be taxed in Spain, if (i) the seller has not maintained a direct or indirect holding of at least 25% of the BBVA ordinary shares outstanding during the twelve months preceding the disposition of the stock, and (ii) the gain is not obtained through a country or territory defined as a tax haven under applicable Spanish regulations. A U.S. Resident may be required to establish that he or she is entitled to this exemption by providing to the relevant Spanish tax authorities a certificate of United States residence on IRS Form 6166, together with the corresponding Spanish tax form.
     Additionally, capital gains derived from the transfer of BBVA ordinary shares in an official Spanish secondary stock market by any holder who is resident in a country that has entered into a treaty with Spain containing an exchange of information clause (including the Treaty), will be exempt from taxation in Spain. This exemption is not applicable to capital gains obtained by a U.S. Resident through a country or territory defined as a tax haven under applicable Spanish regulations. In the case of U.S. Residents, it may be necessary to provide to the Spanish tax authorities an IRS certificate of United States residence on IRS Form 6166.

Spanish Wealth Tax
     Unless an applicable DTT provides otherwise (and the Treaty does not provide otherwise), Spanish non-resident individuals who hold BBVA ordinary shares located in Spain or rights attached to such BBVA ordinary shares exercisable in Spain are subject to the Spanish Wealth Tax (Law 19/1991), which imposes a tax on property and rights located in Spain, or that can be exercised within the Spanish territory, on the last day of any year.
     Therefore, U.S. holders of BBVA ordinary shares or ADSs located outside of Spain are not subject to the Spanish Wealth Tax.
     However, the Spanish tax authorities may argue that all ordinary shares of Spanish corporations and all ADSs representing such ordinary shares are located in Spain for Spanish tax purposes. If such a view were to prevail, nonresidents of Spain who held BBVA ordinary shares on the last day of any year would be subject to the Spanish Wealth Tax for such year at marginal rates varying between 0.2% and 2.5% of the average market value of such BBVA ordinary shares during the last quarter of such year, as published by the Spanish Treasury Ministry. Nonresidents of Spain should consult their tax advisors with respect to the applicability of the Spanish Wealth Tax.
Spanish Inheritance and Gift Taxes
     Unless otherwise provided under an applicable DTT (and the Treaty does not provide otherwise), transfers of BBVA ordinary shares upon death or by gift to individuals not resident in Spain are subject to Spanish Inheritance and Gift Tax (Law 29/1987), if the BBVA ordinary shares or ADSs are located in Spain or the rights attached to such ordinary shares or ADSs are exercisable in Spain, regardless of the residence of the heir or the beneficiary. In this regard, as stated above, the Spanish tax authorities may argue that all BBVA ordinary shares and all ADSs are located in Spain for Spanish tax purposes.
     The applicable tax rate, after considering all relevant factors, ranges between 7.65% and 81.6% for individuals. Gifts granted to non-Spanish resident corporations will be generally subject to Spanish NRIT as capital gains, subject to the exemptions referred to above under section “— Taxation of Capital Gains.”
Spanish Transfer Tax
     Transfers of BBVA ordinary shares or ADSs will be exempt from Spanish transfer tax or value-added tax. Additionally, no Spanish Stamp Duty will be levied on the subscription for, acquisition of or transfer of BBVA ordinary shares or ADSs.
Preferred Securities
     References in this section to holders of preferred securities include the owners of a beneficial interest in the preferred securities, or beneficial owners, of the preferred securities. The statements regarding Spanish law and practice set forth below assume that the preferred securities will be issued, and transfers thereof will be made, in accordance with the Spanish law.
Introduction
     This information has been prepared in accordance with the following Spanish tax legislation in force at the date of this prospectus and is subject to amendment in subsequent prospectus supplements:
(a)	of general application, Additional Provision Two of Law 13/1985, of May 25 on investment ratios, own funds and information obligations of financial intermediaries, as amended by Law 19/2003, of July 4 on legal rules governing foreign financial transactions and capital movements and various money laundering prevention measures and Law 23/2005, of November 18 on certain tax measures to promote the productivity, as well as Royal Decree 2281/1998, of October 23 developing certain disclosure obligations to the tax authorities, as amended by Royal Decree 1778/2004, of July 30 establishing information obligations in relation to preferred securities and other debt instruments and certain income obtained by individuals resident in the European Union and other tax rules;
(b)	for individuals resident for tax purposes in Spain which are subject to the Individual Income Tax (“IIT”), Law 35/2006 of November 28, on the IIT and on the Partial Amendment of the Corporate Income Tax Law, the Non-Residents Income Tax Law and the Net Wealth Tax Law, and Royal Decree 439/2007, of March 30 promulgating the IIT Regulations, along with Law 19/1991, of June 6 on Net Wealth Tax and Law 29/1987, of December 18 on Inheritance and Gift Tax;

(c)	for legal entities resident for tax purposes in Spain which are subject to the Corporate Income Tax (“CIT”), Royal Legislative Decree 4/2004, of March 5 promulgating the Consolidated Text of the CIT Law, and Royal Decree 1777/2004, of July 30 promulgating the CIT Regulations; and

(d)	for individuals and entities who are not resident for tax purposes in Spain which are subject to the Non-Resident Income Tax (“NRIT”), Royal Legislative Decree 5/2004, of March 5 promulgating the Consolidated Text of the NRIT Law, and Royal Decree 1776/2004, of July 30 promulgating the NRIT Regulations, along with Law 19/1991, of June 6 on Net Wealth Tax and Law 29/1987, of December 18 on Inheritance and Gift Tax.
     Whatever the nature and residence of the holders of preferred securities, the acquisition and transfer of the preferred securities will be exempt from indirect taxes in Spain, i.e., exempt from Transfer Tax and Stamp Duty, in accordance with the Consolidated Text of such tax promulgated by Royal Legislative Decree 1/1993, of September 24 and exempt from Value Added Tax, in accordance with Law 37/1992, of December 28 regulating such tax.
Tax Rules for Preferred Securities Listed on an Organized Market in an OECD Country
     The following summary assumes that the preferred securities will be listed on an organized market in an OECD country.
     Individuals with Tax Residency in Spain
     Individual Income Tax (Impuesto sobre la Renta de las Personas Físicas)
     Both distributions periodically received and income derived from the transfer, redemption or repayment of the preferred securities constitute a return on investment obtained from the transfer of a person’s own capital to third parties in accordance with the provisions of Section 25.2 of the IIT Law, and must be included in the investor’s IIT savings taxable base and taxed at a flat rate of 18%. Both types of income are subject to a withholding on account of IIT at the rate of 18%. The individual holder may credit the withholding against his or her final IIT liability for the relevant tax year.
     Net Wealth Tax (Impuesto sobre el Patrimonio)
     Individuals who are resident in Spain for tax purposes and hold preferred securities on the last day of any year will be subject to the Spanish Net Wealth Tax for such year at marginal rates currently varying between 0.2% and 2.5% of the quoted average value of the preferred securities during the last quarter of the year during which such preferred securities were held, with an exempt amount established by the competent autonomous community (comunidad autónoma), or €108,182.18 if no exempt amount is established.
     Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)
     Individuals resident in Spain for tax purposes who acquire ownership or other rights over any preferred securities by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules. The applicable tax rates currently range between 7.65% and 81.6%, depending on relevant factors.

     Legal Entities with Tax Residency in Spain
     Corporate Income Tax (Impuesto sobre Sociedades)
     Both distributions periodically received and income derived from the transfer, redemption or repayment of the preferred securities are subject to CIT (at the current general tax rate of 32.5%, which will be reduced to 30% on January 1, 2008) in accordance with the rules for this tax.
     In accordance with Section 59.s) of the CIT Regulations, there is no obligation to withhold on income payable to Spanish CIT taxpayers (which for the sake of clarity, include Spanish tax resident investment funds and Spanish tax resident pension funds) from financial assets traded on organized markets in OECD countries.
     The Directorate General for Taxation (Dirección General de Tributos — “DGT”), on July 27, 2004, issued a ruling indicating that in the case of issues made by entities resident in Spain, as in the case of BBVA International Preferred, application of the exemption requires that the preferred securities be placed outside Spain in another OECD country. Unless otherwise indicated in the applicable prospectus supplement, BBVA International Preferred considers that the issue of the preferred securities will fall within this exemption as the preferred securities are to be sold outside Spain and in the international capital markets and none of the entities initially placing the preferred securities is resident in Spain. Consequently, BBVA International Preferred will not withhold on distributions to Spanish CIT taxpayers that provide relevant information to qualify as such. If the Spanish tax authorities maintain a different opinion on this matter, however, BBVA International Preferred will be bound by that opinion and, with immediate effect, will make the appropriate withholding and BBVA International Preferred and the Guarantor will not, as a result, pay additional amounts.
     In order to implement the exemption from withholding, the procedures laid down in the Order of December 22, 1999 will be followed. No reduction percentage will be applied. See “— Evidencing of Beneficial Owner Residency in Connection with Distributions.”
     Net Wealth Tax (Impuesto sobre el Patrimonio)
     Spanish legal entities are not subject to the Spanish Net Wealth Tax.
     Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)
     Legal entities resident in Spain for tax purposes which acquire ownership or other rights over the preferred securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax but must include the market value of the preferred securities in their taxable income for Spanish CIT purposes.
     Individuals and Legal Entities with no Tax Residency in Spain
     Non-Resident Income Tax (Impuesto sobre la Renta de no Residentes)
(a)	Non-Spanish resident investors acting through a permanent establishment in Spain

If the preferred securities form part of the assets of a permanent establishment in Spain of a person or legal entity who is not resident in Spain for tax purposes, the tax rules applicable to income deriving from such preferred securities are, generally, the same as those previously set out for Spanish CIT taxpayers. See “— Legal Entities with Tax Residency in Spain—Corporate Income Tax (Impuesto sobre Sociedades).” Ownership of the preferred securities by investors who are not resident for tax purposes in Spain will not in itself create the existence of a permanent establishment in Spain.

(b)	Non-Spanish resident investors not acting through a permanent establishment in Spain

Both distributions periodically received and income derived from the transfer, redemption or repayment of the preferred securities, obtained by individuals or entities who are not resident in Spain for tax purposes and who do not act, with respect to the preferred securities, through a permanent establishment in Spain, are exempt from NRIT.

This exemption is not applicable if such income is obtained through countries or territories classified as tax havens, as listed below (being those included in Royal Decree 1080/1991, of July 5, as amended), in which case such income will be subject to NRIT in Spain at the rate of 18% which BBVA International Preferred will withhold.

In order to be eligible for the exemption from NRIT, it is necessary to comply with certain information obligations relating to the identity and residence of the beneficial owners entitled to receive distributions on the preferred securities, in the manner detailed below under “— Evidencing of Beneficial Owner Residency in Connection with Distributions” as laid down in section 12 of the Royal Decree 2281/1998, as promulgated by Royal Decree 1778/2004. If these information obligations are not complied with in the manner indicated, BBVA International Preferred will withhold 18% and BBVA International Preferred will not pay additional amounts.

Beneficial owners not resident in Spain for tax purposes and entitled to exemption from NRIT who do not timely provide evidence of their tax residency in accordance with the procedure described in detail below, may obtain a refund of the amount withheld from BBVA International Preferred by following a quick refund procedure or, otherwise, directly from the Spanish tax authorities by following the standard refund procedure described below under “— Evidencing of Beneficial Owner Residency in Connection with Distributions.” Beneficial owners are advised to consult their own tax advisers regarding their eligibility to claim a refund from the Spanish tax authorities and the procedures to be followed in such circumstances.
     Net Wealth Tax (Impuesto sobre el Patrimonio)
     To the extent that income derived from preferred securities is exempt from NRIT, individual beneficial owners not resident in Spain for tax purposes who own interests in such preferred securities on the last day of any year will be exempt from Net Wealth Tax. Furthermore, individual beneficial owners resident in a country with which Spain has entered into a double tax treaty in relation to Net Wealth Tax that provides for taxation in such beneficial owner’s country of residence will not be subject to such tax. If the provisions of the foregoing two sentences do not apply, individuals not resident in Spain for tax purposes who own interests in preferred securities on the last day of any year will be subject to the Spanish Net Wealth Tax at marginal rates currently varying between 0.2% and 2.5% of the quoted average value of the preferred securities during the last quarter of the year during which such preferred securities were held.
     Non-Spanish resident legal entities are not subject to the Spanish Net Wealth Tax.
     Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)
     Individuals not resident in Spain for tax purposes who acquire ownership or other rights over preferred securities by inheritance, gift or legacy, will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and state rules, unless they reside in a country for tax purposes with which Spain has entered into a double tax treaty in relation to Inheritance Tax. In such case, the provisions of the relevant double tax treaty will apply. The United States and Spain have not entered into a double tax treaty in relation to Inheritance Tax.
     Non-Spanish resident legal entities which acquire ownership or other rights over the preferred securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax. Such acquisitions will be subject to NRIT (as described above), subject to the provisions of any applicable double tax treaty entered into by Spain. In general, double tax treaties provide for the taxation of this type of income in the country of residence of the beneficiary.

Tax Rules for Preferred Securities not Listed on an Organized Market in an OECD Country
Withholding on Account of IIT, CIT and NRIT
     If the preferred securities are not listed on an organized market in an OECD country on any Distribution Payment Date, distributions to beneficial owners in respect of the preferred securities will be subject to withholding tax at the current rate of 18%, except if an exemption from Spanish tax or a reduced withholding tax rate is provided by the Spanish law or by an applicable convention for the avoidance of double taxation entered into between Spain and the country of residence of the relevant beneficial owner. Individuals and entities that may benefit from such exemptions or reduced tax rates would have to follow either the “— Quick Refund Procedures” or the “— Direct Refund Procedure” described below under “— Evidencing of Beneficial Owner Residency in Connection with Distributions” in order to obtain a refund of the amounts withheld.
Net Wealth Tax (Impuesto sobre el Patrimonio)
     If the preferred securities are not listed on an organized market in an OECD country on the last day of any year, individuals (whether or not resident in Spain for tax purposes) holding preferred securities on the last day of any such year will be subject to the Spanish Net Wealth Tax for such year, unless in the case of individual investors not resident in Spain for tax purposes a double tax treaty applies, at marginal rates currently varying between 0.2% and 2.5% of the face value of the preferred securities held, with an exempt amount (for individuals resident in Spain for tax purposes) established by the competent autonomous community (comunidad autónoma), or €108,182.18 if no exempt amount is established.
Tax Rules for Payments Made by the Guarantor
     Payments made by the Bank acting as guarantor to securityholders will be treated as interest for Spanish tax purposes and subject to the same tax rules previously set out for payments made by BBVA International Preferred.
Tax Havens
     Pursuant to Royal Decree 1080/1991, of July 5, as amended, the following are each considered to be a tax haven:

Aruba,	Islands of Antigua and Barbuda,	Republic of Trinidad and Tobago,
British Virgin Islands,	Isle of Man,	Kingdom of Vanuatu,
Channel Islands (Jersey and Guernsey),	Jamaica,	Saint Lucia,
Falkland Islands,	Kingdom of Bahrain,	Saint Vincent & the Grenadines,
Fiji Islands,	Macao,	Solomon Islands,
Gibraltar,	Marianas Islands,	Sultanate of Brunei,
Grand Duchy of Luxemburg Area	Montserrat,	Sultanate of Oman,
(only as regards the income	Netherlands Antilles,	The Bahamas,
received by the Companies	Principality of Andorra,	The Bermuda Islands,
referred to in paragraph 1	Principality of Liechtenstein,	The Cook Islands,
of the Protocol annexed	Principality of Monaco,	The Island of Anguila,
to the Avoidance of Double	Republic of Cyprus,	The Island of Barbados,
Taxation Treaty, dated	Republic of Lebanon,	The Republic of Dominica,
3rd June 1986	Republic of Liberia,	Turks and Caicos Islands and,
entered into by Spain and	Republic of Nauru,	Virgin Islands (of the United States)
Luxemburg),	Republic of Panama,
Grenada,	Republic of San Marino,
Hashemite Kingdom of Jordan,	Republic of Seychellens,
Hong-Kong,	Republic of Singapore,

Evidencing of Beneficial Owner Residency in Connection with Distributions
     As described under “—Individual and Legal Entities with no Tax Residency in Spain,” interest and other financial income paid with respect to the preferred securities for the benefit of non-Spanish resident investors not acting, with respect to the preferred securities, through a permanent establishment in Spain will not be subject to Spanish withholding tax unless such non-Spanish resident investor is resident in, or obtains income through, a “tax haven” territory (as defined in Royal Decree 1080/1991, of July 5, as amended) or fails to comply with the relevant tax information procedures.
     The information obligations to be complied with in order to apply the exemption are those laid down in Section 12 of the Spanish Royal Decree 2281/1998 (“Section 12”), as amended by Royal Decree 1778/2004, being the following:
     In accordance with sub-section 1 of Section 12, an annual return must be filed with the Spanish tax authorities, by the Guarantor, specifying the following information with respect to the preferred securities:
(A)	the identity and country of residence of the recipient of the income on the preferred securities (when the income is received on behalf of a third party (i.e., a beneficial owner), the identity and country of residence of that third party);

(B)	the amount of income received; and

(C)	details identifying the preferred securities.
     In accordance with sub-section 3 of Section 12, for the purpose of preparing the annual return referred to in sub-section 1 of Section 12, certain documentation regarding the identity and country of residence of the beneficial owners obtaining income on the preferred securities must be submitted to BBVA International Preferred and the Bank by each relevant distribution payment date, as specified in the applicable prospectus supplement.
     In addition to the above, as described under “—Legal Entities with Tax Residency in Spain—Corporate Income Tax (Impuesto sobre Sociedades),” Spanish CIT taxpayers will not be subject to withholding tax on income derived from the preferred securities, provided that Qualified Institutions (as defined below) acting on behalf of such CIT taxpayers provide relevant information to qualify as such by each relevant distribution payment date.
     In light of the above, BBVA International Preferred, the Bank, the paying agent (as specified in the applicable prospectus supplement), DTC and, unless otherwise indicated in the applicable prospectus supplement, fiscal agent will have arranged at the time of each prospectus supplement, if relevant, certain procedures to facilitate the collection and verification of information concerning the identity and country of residence of beneficial owners (either non-Spanish resident or CIT taxpayers) holding through a Qualified Institution (as defined below) through and including each relevant distribution payment date. The delivery of such information, while the preferred securities are in global form, will be made through the relevant direct or indirect participants in DTC. BBVA International Preferred will withhold at the then-applicable rate (currently 18%) from any distribution payment or imputed income derived from the exchange of preferred securities for Exchange Preferred Securities as to which the required information has not been provided or the required procedures have not been followed.
     Each prospectus supplement will, if applicable, set forth procedures intended to identify beneficial owners who are (i) corporations resident in Spain for tax purposes, or (ii) individuals or legal entities not resident in Spain for tax purposes, that do not act with respect to the preferred securities through a permanent establishment in Spain and that are not resident in, and do not obtain income deriving from the preferred securities through, a country or territory defined as a tax haven jurisdiction by Royal Decree 1080/1991, of July 5, as amended.
     These procedures are designed to facilitate the collection of certain information concerning the identity and country of residence of the beneficial owners mentioned in the preceding paragraph (who therefore are entitled to receive income in respect of the preferred securities free and clear of Spanish withholding taxes) who are participants in DTC or hold their interests through participants in DTC, provided in each case, that the relevant DTC participant is a central bank, other public institution, international organization, bank, credit institution or financial entity, including collective investment institutions, pension fund or insurance entity, resident either in an OECD country (including the United States) or in a country with which Spain has entered into a double taxation treaty subject to a specific administrative registration or supervision scheme (each, a “Qualified Institution”).
     Beneficial Owners who are entitled to receive income in respect of the preferred securities free of any Spanish withholding taxes but who do not hold their preferred securities through a Qualified Institution will have Spanish withholding tax withheld from distribution payments and other financial income paid with respect to their preferred securities at the then-applicable rate (currently 18%). Beneficial Owners who do not hold their preferred securities through a Qualified Institution can follow alternative procedures, including a direct request for a refund from the Spanish tax authorities. The applicable prospectus supplement will contain a detailed description of these procedures, if relevant.
U.S. Tax Considerations
     The following summary describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of BBVA ADSs, BBVA ordinary shares or BBVA International Preferred preferred securities, but it does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular person’s decision to acquire such securities. The summary applies only to U.S. Holders (as described below) that hold ordinary shares, ADSs or preferred securities as capital assets for tax purposes and does not address all of the tax consequences that may be relevant to holders subject to special rules, such as:
•	certain financial institutions;

•	insurance companies;

•	dealers and certain traders in securities or foreign currencies;

•	persons holding ADSs, ordinary shares or preferred securities as part of a hedge, straddle, conversion transaction or integrated transaction;

•	persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;

•	persons liable for the alternative minimum tax;

•	tax-exempt organizations;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes; and

•	persons who own or are deemed to own 10% or more of our voting shares.
     A holder is a “US Holder” if the holder is a beneficial owner of BBVA ordinary shares or ADSs or BBVA International Preferred preferred securities, as applicable, who is eligible for benefits of the Treaty and is, for US federal income tax purposes:
•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof; or

•	an estate or trust the income of which is subject to US federal income taxation regardless of its source.
     If a partnership holds the ordinary shares, ADSs or preferred securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the ordinary shares, ADSs or preferred securities should consult its tax advisor with regard to the U.S. federal income tax treatment of its investment in the ordinary shares, ADSs or preferred securities.
     The summary is based upon the tax laws of the United States including the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, as of the date hereof. These laws are subject to change, possibly with retroactive effect. In addition, the summary is based on the Treaty (as defined under “Spanish Tax Considerations” above) and is based in part on representations of the depositary and assumes that each obligation provided for in or otherwise contemplated by BBVA’s deposit agreement or any other related document will be performed in accordance with its terms. Prospective purchasers of the ADSs, ordinary shares or preferred securities are urged to consult their tax advisors as to the U.S., Spanish or other tax consequences of the purchase, ownership and disposition of ADSs, ordinary shares or preferred securities in their particular circumstances, including the effect of any U.S. state or local tax laws.
BBVA ADSs or Ordinary Shares
     For United States federal income tax purposes, U.S. Holders of ADSs will generally be treated as the owners of the underlying ordinary shares represented by those ADSs. Accordingly, no gain or loss will be recognized if a U.S. Holder exchanges ADSs for the underlying ordinary shares represented by those ADSs.
     The U.S. Treasury has expressed concerns that parties to whom ADSs are pre-released may be taking actions that are inconsistent with the claiming of foreign tax credits for U.S. holders of ADSs. Such actions would also be inconsistent with the claiming of the reduced rate of tax applicable to dividends received by certain noncorporate U.S. Holders, as described below. Accordingly, the analysis of the creditability of Spanish taxes described below, and the availability of the reduced tax rate for dividends received by certain noncorporate U.S. Holders, could be affected by future actions that may be taken by the parties to whom the ADSs are pre-released.
     This discussion assumes that BBVA is not, and will not become, a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes (as discussed below).
Taxation of Distributions
     Distributions, before reduction for any Spanish income tax withheld by BBVA or its paying agent, made with respect to ADSs or ordinary shares (other than certain pro rata distributions of BBVA’s capital stock or rights to subscribe for shares of its capital stock) will be includible in the income of a U.S. Holder as ordinary dividend income, to the extent paid out of BBVA’s current or accumulated earnings and profits as determined in accordance with U.S. federal income tax principles. The amount of such dividends will be treated as foreign-source dividend income and will not be eligible for the “dividends received deduction” generally allowed to U.S. corporations under the Code. Subject to applicable limitations and the discussion above regarding concerns expressed by the U.S. Treasury, dividends paid to noncorporate U.S. Holders in taxable years beginning before January 1, 2011 will be taxable at a maximum tax rate of 15%. Noncorporate U.S. Holders should consult their own tax advisors to determine the implications of the rules regarding this favorable rate in their particular circumstances.
     The amount of the distribution will equal the U.S. dollar value of the euro received, calculated by reference to the exchange rate in effect on the date such distribution is received (which, for U.S. Holders of ADSs, will be the date such distribution is received by the depositary), whether or not the depositary or U.S. Holder in fact converts any euro received into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if such dividend is not converted into U.S. dollars on the date of its receipt. In general, any foreign currency gain or loss will be ordinary gain or loss.
     Subject to applicable limitations that may vary depending upon a U.S. Holder’s circumstances and subject to the discussion above regarding concerns expressed by the U.S. Treasury, a U.S. Holder will be entitled to a credit against its U.S. federal income tax liability, or a deduction in computing its U.S. federal taxable income, for Spanish NRIT taxes withheld by BBVA or its paying agent not in excess of the applicable rate under the Treaty. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. The rules governing foreign tax credits are complex and, therefore, U.S. Holders should consult their tax advisers regarding the availability of foreign tax credits in their particular circumstances.
Sale and Other Disposition of ADSs or Shares
     Gain or loss realized by a U.S. Holder on the sale or exchange of ADSs or ordinary shares will be subject to U.S. federal income tax as capital gain or loss in an amount equal to the difference between the U.S. Holder’s tax basis in the ADSs or ordinary shares and the U.S. dollar value of the amount realized on the disposition. Such gain or loss will be long-term capital gain or loss if the U.S. Holder held the ordinary shares or ADSs for more than one year. Gain or loss, if any, will generally be U.S.-source for foreign tax credit purposes. The deductibility of capital losses is subject to limitations.
Passive Foreign Investment Company Rules
     Based upon certain proposed Treasury regulations (“Proposed Regulations”) we believe that we were not a PFIC for U.S. federal income tax purposes for our 2006 taxable year, and do not expect to become a PFIC for our current taxable year or in the foreseeable future. However, because there can be no assurance that the Proposed Regulations will be finalized in their current form and because PFIC status depends upon the composition of a company’s income and assets and the market value of its assets (including, among others, less than 25% owned equity investments) from time to time, there can be no assurance that we will not be considered a PFIC for any taxable year.
     If we were treated as a PFIC for any taxable year during which a U.S. Holder held ADSs or ordinary shares, gain recognized by such U.S. Holder on a sale or other disposition of an ADS or an ordinary share would be allocated ratably over the U.S. Holder’s holding period for the ADS or the ordinary share. The amounts allocated to the taxable year of the sale or other exchange and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for ordinary income of taxpayers of the U.S. Holder’s type for such taxable year, and an interest charge would be imposed on the amount allocated to such taxable year. Similar tax rules would apply to any distribution in respect of ADSs or ordinary shares in excess of 125% of the average of the annual distributions on ADSs or ordinary shares received by the U.S. Holder during the preceding three years or the U.S. Holder’s holding period, whichever is shorter. Additionally, if a U.S. Holder owns ADSs or ordinary shares during any year in which we are a PFIC, such holder would be required to make an annual return on IRS Form 8621 for that year, describing the distributions received from BBVA and any gain realized on the disposition of ADSs or ordinary shares. Furthermore, if we are a PFIC in any taxable year in which we pay a dividend or the prior taxable year, the favorable tax rates discussed above with respect to dividends paid to certain non-corporate U.S. Holders would not apply. Certain elections may be available (including a mark-to-market election) to U.S. persons that may help mitigate the adverse consequences described above.
Preferred Securities of BBVA International Preferred
Taxation of Distributions
     Subject to the discussion under “Passive Foreign Investment Company Rules” below, distributions received by a U.S. Holder on preferred securities will constitute dividend income to the extent paid out of BBVA International Preferred’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). The amount taxable as a dividend will include amounts withheld with respect to Spanish taxes, if any. Corporate U.S. Holders will not be entitled to claim the dividends-received deduction with respect to dividends paid by BBVA International Preferred. Subject to applicable limitations, favorable rates of tax, up to a maximum of 15% will apply to dividends paid on the preferred securities received by certain non-corporate U.S. Holders in taxable years beginning before January 1, 2011. U.S. Holders should refer to the discussion in the applicable prospectus supplement to determine whether the preferred securities will be eligible for such favorable tax rates.
     The amount of the distribution will equal the U.S. dollar value of the euro received, calculated by reference to the exchange rate in effect on the date such distribution is received, whether or not the U.S. Holder in fact converts any euro received into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if such dividend is not converted into U.S. dollars on the date of its receipt.
     Distributions with respect to the preferred securities will generally constitute foreign-source income, which may be relevant to a U.S. Holder in calculating the holder’s foreign tax credit limitation. Amounts withheld with respect to Spanish taxes as a result of a failure to comply with the procedures described in “— Spanish Tax Considerations— Preferred Securities — Evidencing of Beneficial Owner Residence in Connection with Distributions” will not be eligible for credit against a U.S. Holder’s U.S. federal income tax liability. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income.
Sale, Exchange or Redemption of the Preferred Securities
     Subject to the discussion under “Passive Foreign Investment Company Rules” below, gain or loss realized by a U.S. Holder on the sale, exchange or redemption of preferred securities will be subject to U.S. federal income tax as capital gain or loss (assuming, in the case of a redemption, that the U.S. Holder does not own, and is not deemed to own, any voting shares of BBVA International Preferred) in an amount equal to the difference between the U.S. Holder’s tax basis in the preferred securities and the U.S. dollar amount realized on the disposition. Such gain or loss will be long-term capital gain or loss if the U.S. Holder held the preferred securities for more than one year. Gain or loss, if any, will generally be U.S.-source for foreign tax credit purposes. The deductibility of capital losses is subject to limitations.
Passive Foreign Investment Company Rules
     Based upon certain look-through rules applicable to related parties and the Proposed Regulations, BBVA International Preferred believes that it was not a PFIC for U.S. federal income tax purposes for its most recent taxable year and does not expect to be considered a PFIC for its current taxable year or for the foreseeable future. However, because there can be no assurance that the Proposed Regulations will be finalized in their current form and because PFIC status depends upon the composition of a company’s income and assets and the market value of its assets from time to time, there can be no assurance that BBVA International Preferred will not be considered a PFIC for any taxable year.
     If BBVA International Preferred were a PFIC for any year in which a U.S. Holder held preferred securities, certain adverse U.S. federal income tax consequences could apply to the U.S. Holder, which may be mitigated if the holder makes certain U.S. federal income tax elections. BBVA International Preferred and we will use reasonable efforts to operate BBVA International Preferred in such a manner that BBVA International Preferred does not become a PFIC. If BBVA International Preferred concludes that it is a PFIC for any taxable year, it will promptly inform U.S. Holders of such conclusion and provide such information as is reasonably required in order to enable the holders to satisfy relevant U.S. federal income tax reporting requirements arising as a result of BBVA International Preferred’s PFIC status and to make available certain U.S. federal income tax elections.
     If a U.S. Holder owns preferred securities during any year in which BBVA International Preferred is a PFIC, the holder must file Internal Revenue Service Form 8621 for that year. In addition, if BBVA International Preferred were a PFIC for a taxable year in which it paid a dividend or the prior taxable year, the favorable tax rates discussed above with respect to dividends paid to certain non-corporate U.S. Holders would not apply.
Information Reporting and Backup Withholding
     Payments of dividends on, and the proceeds from a sale or other disposition of, ADSs, ordinary shares or preferred securities that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting and to backup withholding unless the U.S. Holder is a corporation or other exempt recipient or, in the case of backup withholding, the holder provides a correct taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

BENEFIT PLAN INVESTOR CONSIDERATIONS
     A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employment Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”), should consider the fiduciary standards of ERISA in the context of the ERISA Plans’ particular circumstances before authorizing an investment in the securities described in this prospectus. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.
     Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“Parties in Interest”) with respect to such Plans. For example, if we and/or certain of our affiliates are a Party in Interest with respect to a Plan (either directly or by reason of ownership of our subsidiaries), the purchase and holding of the securities described in this prospectus by or on behalf of the Plan would be a prohibited transaction under Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable administrative exemption (as described below).
     Accordingly, the securities described in this prospectus may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under Prohibited Transaction Class Exemption (“PTCE”) 96-23, 95-60, 91-38, 90-1 or 84-14 issued by the U.S. Department of Labor or the service provider exemption provided by new Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code. Unless the applicable prospectus supplement explicitly provides otherwise, each purchaser or holder of the securities or any interest therein will be deemed to have represented by its purchase of the securities that (a) its purchase and holding of the securities is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the securities will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or documents (“Similar Laws”). Accordingly, each purchaser or holder of the securities will be required to represent (and deemed to constitute a representation) that such purchase and holding is not prohibited under applicable Similar Laws. Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code.
     Each purchaser and holder of the securities covered by this prospectus has exclusive responsibility for ensuring that its purchase and holding of the preferred securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any securities to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

PLAN OF DISTRIBUTION
     We or BBVA International Preferred may sell the securities being offered by this prospectus: (1) through selling agents; (2) through underwriters; (3) through dealers; and/or (4) directly to purchasers. Any of these selling agents, underwriters or dealers in the United States or outside the United States may include affiliates of ours or BBVA International Preferred. In addition, we may issue our ordinary shares in a subscription rights offering to our existing shareholders.
     We or BBVA International Preferred may designate selling agents from time to time to solicit offers to purchase these securities. We or BBVA International Preferred will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933 and state any commissions we or BBVA International Preferred are to pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.
     If we or BBVA International Preferred use any underwriters to offer and sell these securities, we and/or BBVA International Preferred will enter into an underwriting agreement with those underwriters when we and/or BBVA International Preferred and they determine the offering price of the securities, and we and/or BBVA International Preferred will include the names of the underwriters and the terms of the transaction in the applicable prospectus supplement.
     If we offer our ordinary shares in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
     If we or BBVA International Preferred use(s) a dealer to offer and sell these securities, we or BBVA International Preferred will sell the securities to the dealer, as principal, and will name the dealer in the applicable prospectus supplement. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.
     BBVA International Preferred’s or our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through a selling agent, in each case, less other expenses attributable to issuance and distribution.
     Offers to purchase securities may be solicited directly by us, and the sale of those securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of those securities. The terms of any sales of this type will be described in the applicable prospectus supplement.
     One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the applicable prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us, or any of our subsidiaries. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and/or or BBVA International Preferred, or any of our subsidiaries and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.
     In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the over-allotment option. The underwriters may also sell these securities or any other securities in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.
     Selling agents, underwriters, dealers and remarketing firms may be entitled under agreements with us and/or BBVA International Preferred to indemnification by us and/or BBVA International Preferred against some civil liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with or perform services for us and/or BBVA International Preferred in the ordinary course of business.
     If so indicated in the applicable prospectus supplement, we or BBVA International Preferred will authorize selling agents, underwriters or dealers to solicit offers by some purchasers to purchase securities from us or BBVA International Preferred at the public offering price stated in the applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions described in the applicable prospectus supplement, and the applicable prospectus supplement will state the commission payable for solicitation of these offers.
     Our ADSs, each of which represents one ordinary share, are listed on the New York Stock Exchange under the trading symbol “BBV.”
     Any underwriter, selling agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.
     To the extent an initial offering of the securities will be distributed by an affiliate of ours or of BBVA International Preferred, each such offering of securities will be conducted in compliance with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc., which is commonly referred to as the NASD, regarding a NASD member firm’s distribution of securities of an affiliate.
     Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.
     In the ordinary course of their respective businesses, the underwriters named in the applicable prospectus supplement and their affiliates may have engaged and may in the future engage in various banking and financial services for and commercial transactions with us and/or BBVA International Preferred and our affiliates for which they received or will receive customary fees and expenses. In addition, affiliates of the underwriters may enter into interest rate swaps or other hedging transactions with us in connection with a particular offering of securities and may receive compensation in connection with that transaction.

LEGAL MATTERS
     The validity of our and BBVA International Preferred’s securities, where applicable, and certain other matters of Spanish law will be passed upon for us and BBVA International Preferred by Garrigues, Abogados y Asesores Tributarios, our and BBVA International Preferred's Spanish counsel. Certain matters of U.S. federal and New York State law will be passed upon for us and BBVA International Preferred by Davis Polk & Wardwell, our and BBVA International Preferred’s U.S. counsel, and for any underwriters or agents by Sullivan & Cromwell LLP.
EXPERTS
     The consolidated financial statements and management report on the effectiveness of internal control over financial reporting incorporated by reference in this prospectus from BBVA’s 2006 Form 20-F, as amended, have been audited by Deloitte S.L., an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements of BBVA and its subsidiaries (the “BBVA Group”) and include an explanatory paragraph stating that the International Financial Reporting Standards adopted by the European Union required to be applied under the Bank of Spain’s Circular 4/2004 vary in certain significant respects from U.S. GAAP, that the information relating to the nature and effect of such differences is presented in Note 62 to the consolidated financial statements of the BBVA Group, that such Note explains that the BBVA Group under U.S. GAAP changed its method of recognition of actuarial gains and losses regarding defined benefit plans from the deferral method to immediate recognition in 2005 and that for the period ended December 31, 2005 certain information relating to the nature and effect of differences between the International Financial Reporting Standards required to be applied under the Bank of Spain’s Circular 4/2004 and U.S. GAAP has been restated, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
ENFORCEMENT OF CIVIL LIABILITIES
     Each of BBVA and BBVA International Preferred is a limited liability company (sociedad anónima) organized under the laws of the Kingdom of Spain. Substantially all of the directors and executive officers of BBVA and BBVA International Preferred, and certain of the experts named in this document, are not residents of the United States and all or a substantial portion of its assets and its directors and officers are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons with respect to matters arising under the Securities Act or to enforce against them judgments of courts of the United States predicated upon civil liability under the Securities Act. BBVA and BBVA International Preferred are advised by their Spanish legal counsel that there is doubt as to the enforceability in Spain in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the securities laws of the United States. BBVA and BBVA International Preferred have submitted to the non-exclusive jurisdiction of New York state and U.S. federal courts sitting in New York City for the purpose of any suit, action or proceeding arising out of or in connection with the preferred securities and have appointed Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, as their agent in New York City to accept service of process in any such action.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8. Indemnification of Directors and Officers
BBVA
Indemnification under BBVA’s bylaws (estatutos) and Spanish Law
     Under Spanish law BBVA’s current and former directors will be liable to BBVA, the shareholders and the creditors of BBVA for any damage they cause through acts contrary to the law or the bylaws, or acts carried out in breach of the duties inherent in the discharge of their office. No provision of BBVA’s bylaws provides for the indemnification of the directors with respect to such liabilities.
BBVA Directors & Officers Insurance
     BBVA maintains an insurance policy that protects its officers and directors from liabilities incurred as a result of actions taken in their official capacity associated with any civil, criminal or administrative process.
BBVA International Preferred
Indemnification under BBVA International Preferred’s bylaws (estatutos) and Spanish Law
     Under Spanish law BBVA International Preferred’s current and former directors will be liable to BBVA International Preferred, the shareholders and the creditors of BBVA International Preferred for any damage they cause through acts contrary to the law or the bylaws, or acts carried out in breach of the duties inherent in the discharge of their office. No provision of BBVA International Preferred’s bylaws provides for the indemnification of the directors with respect to such liabilities.
BBVA Group Directors & Officers Insurance
     BBVA maintains an insurance policy that protects officers and directors of companies constituting the BBVA Group, including BBVA International Preferred, from liabilities incurred as a result of actions taken in their official capacity associated with any civil, criminal or administrative process.

Item 9. Exhibits

Number	Description	Incorporated by Reference to Filings Indicated
1.1	Form of Underwriting Agreement for Ordinary Shares	**
1.2	Form of Underwriting Agreement for Preferred Securities	**
3.1	Amended and Restated By-laws (Estatutos) of Banco Bilbao Vizcaya Argentaria, S.A. (English translation)	*
3.2	By-laws (Estatutos) of BBVA International Preferred, S.A. Unipersonal (English translation)	*
4.1	Form of Amended and Restated Deposit Agreement	Exhibit 1 to registration statement on Form F-6 (File No. 333-142862), filed on May 11, 2007
4.2	Form of Preferred Security	*
4.3	Form of Guarantee	*
5.1	Opinion of Garrigues, Abogados y Asesores Tributarios as to the validity of the Preferred Securities and the Guarantees	*
12	Statement Regarding Computation of Ratios	*
23.1	Consent of Deloitte, S.L.	*
23.2	Consent of Garrigues, Abogados y Asesores Tributarios (included in Exhibit 5.1)	*
24.1	Power of Attorney (included on signature page)	*

*	Filed herewith.

**	To be filed by amendment or incorporated by reference from a subsequently filed Form 6-K.

Item 10. Undertakings
     The undersigned registrants hereby undertake:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by Banco Bilbao Vizcaya Argentaria, S.A. pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by Banco Bilbao Vizcaya Argentaria, S.A. pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.
          (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          (6) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.
          (7) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Banco Bilbao Vizcaya Argentaria, S.A.’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person against either registrant in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Banco Bilbao Vizcaya Argentaria, S.A. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Spain, on July 23, 2007.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.
By:	/s/ Manuel González Cid
	Name:	Manuel González Cid
	Title:	Chief Financial Officer
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS that each of the individuals whose signature appears below (whether as a member of the Board of Directors or officer of Banco Bilbao Vizcaya Argentaria, S.A., as authorized representative of Banco Bilbao Vizcaya Argentaria, S.A. or otherwise) constitutes and appoints Mr. Manuel González Cid, Mr. Pedro Ma Urresti Laca and Mr. Raul Santoro de Mattos Almeida, and each of them, his or her true and lawful attorneys-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement or any registration statement in connection herewith that is to be effective upon filing pursuant to Rule 462 (b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Francisco González Rodríguez	Chairman of the Board of Directors and Chief Executive Officer	July 23, 2007

Francisco González Rodríguez

/s/ José Ignacio Goirigolzarri Tellaeche	President and Chief Operating Officer	July 23, 2007

José Ignacio Goirigolzarri Tellaeche

/s/ Tomás Alfaro Drake	Director	July 23, 2007

Tomás Alfaro Drake

/s/ Juan Carlos Álvarez Mezquíriz	Director	July 23, 2007

Juan Carlos Álvarez Mezquíriz

/s/ Rafael Bermejo Blanco	Director	July 23, 2007

Rafael Bermejo Blanco

Signature	Title	Date

/s/ Richard C. Breeden	Director	July 23, 2007

Richard C. Breeden

/s/ Ramón Bustamante y de la Mora	Director	July 23, 2007

Ramón Bustamante y de la Mora

/s/ José Antonio Fernández Rivero	Director	July 23, 2007

José Antonio Fernández Rivero

/s/ Ignacio Ferrero Jordi	Director	July 23, 2007

Ignacio Ferrero Jordi

/s/ Román Knörr Borrás	Director	July 23, 2007

Román Knörr Borrás

/s/ Carlos Loring Martínez de Irujo	Director	July 23, 2007

Carlos Loring Martínez de Irujo

/s/ José Maldonado Ramos	Director and General Secretary	July 23, 2007

José Maldonado Ramos

/s/ Enrique Medina Fernández	Director	July 23, 2007

Enrique Medina Fernández

/s/ Susana Rodríguez Vidarte	Director	July 23, 2007

Susana Rodríguez Vidarte

/s/ Manuel González Cid	Chief Financial Officer	July 23, 2007

Manuel González Cid

/s/ Javier Malagón Navas	Chief Accounting Officer	July 23, 2007

Javier Malagón Navas

/s/ Raúl Santoro de Mattos Almeida	Authorized Representative of Banco Bilbao Vizcaya Argentaria, S.A. in the United States	July 23, 2007

Raúl Santoro de Mattos Almeida

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, BBVA International Preferred, S.A. Unipersonal certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Spain, on July 23, 2007.

BBVA INTERNATIONAL PREFERRED, S.A. UNIPERSONAL
By:	/s/ Pedro Ma Urresti Laca
	Name:	Pedro Ma Urresti Laca
	Title:	Chairman of the Board of Directors
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS that each of the individuals whose signature appears below (whether as a member of the Board of Directors or officer of BBVA International Preferred, S.A. Unipersonal as authorized representative of BBVA International Preferred, S.A. Unipersonal or otherwise) constitutes and appoints Mr. Pedro Ma Urresti Laca, Ms. Ana Fernández Manrique, Mr. Carlos Jiménez García and Mr. Ricardo Marine and each of them, his or her true and lawful attorneys-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement or any registration statement in connection herewith that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Pedro Ma Urresti Laca	Chairman of the Board of Directors and Director	July 23, 2007

Pedro Ma Urresti Laca

/s/ Ana Fernández Manrique	Director	July 23, 2007

Ana Fernández Manrique

/s/ Carlos Jiménez Garcia	Director	July 23, 2007

Carlos Jiménez Garcia

/s/ Juan Carlos García Pérez	Director	July 23, 2007

Juan Carlos García Pérez

/s/ Tomás Sánchez Zabala	Director	July 23, 2007

Tomás Sánchez Zabala

Signature	Title	Date
/s/ Ricardo Marine	Authorized Representative of BBVA International Preferred, S.A. Unipersonal in the United States	July 23, 2007

Ricardo Marine

EXHIBIT INDEX

Number	Description	Incorporated by Reference to Filings Indicated
1.1	Form of Underwriting Agreement for Ordinary Shares	**
1.2	Form of Underwriting Agreement for Preferred Securities	**
3.1	Amended and Restated By-laws (Estatutos) of Banco Bilbao Vizcaya Argentaria, S.A. (English translation)	*
3.2	By-laws (Estatutos) of BBVA International Preferred, S.A. Unipersonal (English translation)	*
4.1	Form of Amended and Restated Deposit Agreement	Exhibit 1 to registration statement on Form F-6 (File No. 333-142862), filed on May 11, 2007
4.2	Form of Preferred Security	*
4.3	Form of Guarantee	*
5.1	Opinion of Garrigues, Abogados y Asesores Tributarios as to the validity of the Preferred Securities and the Guarantees	*
12	Statement Regarding Computation of Ratios	*
23.1	Consent of Deloitte, S.L.	*
23.2	Consent of Garrigues, Abogados y Asesores Tributarios (included in Exhibit 5.1)	*
24.1	Power of Attorney (included on signature page)	*

*	Filed herewith.

**	To be filed by amendment or incorporated by reference from a subsequently filed Form 6-K.